SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

MASTERCARD INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June 16, 2006

Dear Stockholder:

The 2006 Annual Meeting of Stockholders of MasterCard Incorporated will be held on Tuesday, July 18, 2006, at 10:00 a.m. (local time) at the MasterCard Incorporated Headquarters, 2000 Purchase Street, Purchase, New York. A notice of the meeting, a proxy card and a proxy statement containing information about the matters to be acted upon are enclosed. You are cordially invited to attend.

All holders of record at the close of business on June 12, 2006 of the Company’s outstanding shares of Class A Common Stock and Class M Common Stock will be entitled to vote at the Annual Meeting, at which, depending upon your class of stock ownership, you will be asked to elect persons to serve on the Board of Directors and the European Board, to approve the 2006 Non-Employee Director Equity Compensation Plan, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006 and to act on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. It is important that your shares be represented at the meeting. Accordingly, we request that you promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting form.

Very truly yours,

Robert W. Selander
President and Chief Executive Officer

MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To be held on July 18, 2006

To the Stockholders of MasterCard Incorporated:

The 2006 Annual Meeting of Stockholders of MasterCard Incorporated (the “Company”) will be held on Tuesday, July 18, 2006, at 10:00 a.m. (local time) at the MasterCard Incorporated Headquarters, 2000 Purchase Street, Purchase, New York, to:

1.	Elect persons to serve on the Board of Directors as Class A Directors;
2.	Elect a person to serve on the Board of Directors as a Class M Director;
3.	Elect persons to serve on the European Board;
4.	Approve the 2006 Non-Employee Director Equity Compensation Plan;
5.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006; and
6.	Act on any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on June 12, 2006 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. A list of eligible stockholders of record as of the close of business on the record date will be available at the Annual Meeting for examination by any stockholder or the stockholder’s attorney or agent. Please note that by delivering a proxy to vote at the Annual Meeting, you are also granting a proxy voting in favor of any adjournments of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you attend the meeting, you may vote in person, which will revoke any proxy you have already submitted. You may also revoke your proxy at any time before the meeting by notifying us in writing.

If you attend the Annual Meeting in person, you will be asked to present photo identification and an admission ticket, which is the top half of your proxy card. See “Introduction—Attending the Annual Meeting” for further instructions.

The Company must receive your proxy card by 5:00 p.m., New York time, on Monday, July 17, 2006.

A copy of the Company’s Annual Report on Form 10-K for the period ended December 31, 2005 is enclosed herewith.

By Order of the Board of Directors

NOAH J. HANFT

Secretary

Purchase, New York

June 16, 2006

Your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card in the envelope provided or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

i

Page
Introduction	1
Background.	1
The Voting Stock.	1
Quorum and Voting Requirements.	2
Election of Directors	2
Approval of the 2006 Non-Employee Director Equity Compensation Plan and the Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	2
Stockholders Entitled to Vote.	3
Voting Procedures.	3
Solicitation of Proxies.	4
Householding.	5
Attending the Annual Meeting	5

Election of Directors	6
The Company’s Board of Directors.	6
The Company’s European Board	6

Proposal 1 Election of Class A Directors	7

Proposal 2 Election of Class M Director	9

Proposal 3 Election of European Board Directors	10

Board of Directors and Corporate Governance	13
Qualifications of Directors	13
Director Independence	13
Nomination of Directors	15
Non-Management Director Meetings	16
Documents Available.	16

Committees of the Board of Directors	17
Audit.	17
Human Resources and Compensation	17
Nominating and Corporate Governance	17

Attendance at Meetings	18
Attendance at Meetings by Directors	18
Executive Sessions	18
Attendance at Annual Meetings	18

Stockholder Communications with the Board of Directors	18

Executive Officers of the Company	19

Security Ownership of Certain Beneficial Owners and Management	20

Section 16(a) Beneficial Ownership Reporting Compliance	21

Executive Compensation	22
Long-Term Incentive Plan-Awards In Fiscal Year 2005	23
Retirement Benefits	24
Supplemental Retirement Benefits	24
IPO Date RSU Award to Non-Executive Management Employees	26
MasterCard Long Term Incentive Plan	26
Employment Agreements and Change-in-Control Agreements	33
Compensation of Directors	35
Compensation Committee Interlocks and Insider Participation	36
Performance Graph	36

Report of Compensation Committee on Executive Compensation	37

Certain Relationships and Related Transactions	40

ii

MASTERCARD INCORPORATED

2000 Purchase Street

Purchase, New York 10577

June 16, 2006

PROXY STATEMENT

INTRODUCTION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of MasterCard Incorporated (the “Company”) for use at the 2006 Annual Meeting of Stockholders of the Company to be held on Tuesday, July 18, 2006 at 10:00 a.m. (local time), or any adjournment or postponement thereof (the “Annual Meeting”). The Company expects to mail this Proxy Statement and the accompanying proxy card on or about June 16, 2006 to the holders of record as of the close of business on June 12, 2006 (the “Record Date”) of the Company’s Class A Common Stock and Class M Common Stock (the “Voting Stockholders”).

Background. On May 31, 2006, the Company completed an initial public offering of its Class A Common Stock. The transaction, together with amendments to our certificate of incorporation and bylaws (and certain other matters), was approved at a special meeting of the stockholders of the Company on November 28, 2005.

Prior to the initial public offering of our 66,134,989 shares of newly-authorized Class A Common Stock, we reclassified all of our approximately 100 million outstanding shares of common stock, causing each of our existing stockholders to receive 1.35 shares of our Class B Common Stock for each share of common stock that they held prior to the reclassification and a single share of our Class M Common Stock. In addition, at the time of the initial public offering, we issued 13,496,933 shares of our Class A Common Stock as a donation to The MasterCard Foundation, a private charitable foundation incorporated in Canada that is controlled by directors who are independent of the Company. The Class A Common Stock and the Class B Common Stock have the same economic rights, although the Class B Common Stock is non-voting (except as may be required by Delaware law). The Class M Common Stock has no economic rights, but does have the right to vote on certain matters. See “—The Voting Stock” below.

We will use all but $650 million of our net proceeds from the initial public offering to redeem a number of shares of Class B Common Stock from our existing stockholders that was equal to the aggregate number of shares of Class A Common Stock that we issued to investors in the initial public offering and to The MasterCard Foundation.

The Voting Stock. Following the initial public offering of our Class A Common Stock and the reclassification of our previously-outstanding common stock, the Company has three classes of stock outstanding: Class A Common Stock, Class B Common Stock, and Class M Common Stock. Except as may be required by Delaware law, holders of Class B Common Stock have no voting power and are not entitled to vote on the proposals hereby presented to the Voting Stockholders.

The holders of Class A Common Stock (the “Class A Stockholders”) are entitled to one vote per share on all matters on which stockholders generally are entitled to vote (except the election of Class M Directors (as defined below)). With respect to the election of directors, the holders of Class A Common Stock will vote as a separate class for the election of eight directors (the “Class A Directors”). With respect to the approval of the 2006 Non-Employee Director Equity Compensation Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, only the holders of Class A

Common Stock will be entitled to vote thereon. The holders of Class A Common Stock will not be entitled to vote on the election of a Class M Director or European Board Directors (as defined below). As of the Record Date, 79,631,922 shares of Class A Common Stock were outstanding.

Although the Class M Common Stock is generally non-voting, the holders of Class M Common Stock (the “Class M Stockholders”) have the right to elect up to three of our directors (but not more than one-quarter of all directors) and approve specified significant corporate actions. With respect to the election of directors to the Board of Directors of the Company, the holders of Class M Common Stock will vote as a separate class for the election of a director (the “Class M Director”). The holders of Class M Common Stock, collectively, will have the right to cast 1,000 votes, with each holder of Class M Common Stock entitled to the number of votes that is equal to the product of 1,000 multiplied by the holder’s global proxy calculation for the twelve months ended June 30, 2005. The global proxy calculation is a fraction that is determined annually by a formula based on the relative level of revenues and transaction volume we generated from such holder. The sum of the global proxy calculations for all the holders of Class M Common Stock is one.

With respect to the election of directors to the European Board of the Company, the holders of Class M Common Stock with their principal operations in our European region (the “European Class M Stockholders”) will vote as a separate class for the election of seventeen directors (the “European Board Directors”). Any director on our Board of Directors elected by the holders of our Class M Common Stock who is designated as a director from our European region will automatically become a member of the European Board. The holders of Class M Common Stock will not be entitled to vote on the election of the Class A Directors, the approval of the 2006 Non-Employee Director Equity Compensation Plan or the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. As of the Record Date, 1,574 shares of Class M Common Stock were outstanding.

Quorum and Voting Requirements. The presence in person or by proxy at the Annual Meeting of the holders of

•	a majority of the shares of Class A Common Stock outstanding and entitled as of the Record Date to vote on the election of Class A Directors, the approval of the 2006 Non-Employee Director Equity Compensation Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will constitute a quorum with respect to these proposals;

•	a majority in voting power of the shares of Class M Common stock outstanding and entitled as of the Record Date to vote on the election of the Class M Director will constitute a quorum with respect to this proposal; and

•	a majority in voting power of the shares of Class M Common Stock outstanding and held by the holders of Class M Common Stock with their principal operations in our European region, and entitled to vote as of the Record Date on the election of European Board Directors will constitute a quorum with respect to this proposal.

Election of Directors. You may vote “for” or “withhold” with respect to any or all director nominees. Votes that are “withheld” will be excluded entirely from the vote and will have no effect on the outcome of the vote.

•	The eight nominees for Class A Directors receiving the greatest number of votes cast by holders of Class A Common Stock will be elected to serve on the Board of Directors of the Company as Class A Directors.

•	The nominee for Class M Director receiving the greatest number of votes cast by holders of Class M Common Stock will be elected to serve on the Board of Directors of the Company as a Class M Director.

•	The seventeen director nominees for our European Board Directors receiving the greatest number of votes cast by holders of Class M Common Stock with their principal operations in Europe will be elected to serve on our European Board.

Approval of the 2006 Non-Employee Director Equity Compensation Plan and the Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm. Holders

of Class A Common Stock may vote “for,” “against” or “abstain” with respect to the adoption of either of these proposals. The affirmative vote of a majority of the votes cast must be voted “for” these proposals in order for them to be adopted. Because an abstention is not treated as a vote “for” or “against,” it will have no effect on the outcome of the vote for either of these proposals.

Stockholders Entitled to Vote. Only holders of record of our Class A Common Stock and Class M Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Voting Procedures. If a Voting Stockholder attends the Annual Meeting in person or sends a representative to the meeting with a signed proxy, that Voting Stockholder may vote or its representative may vote on its behalf. Voting Stockholders unable to attend the Annual Meeting can ensure that their votes are cast at the meeting by signing and dating the enclosed proxy card and returning it in the envelope provided or by authorizing the individuals named on the proxy card to vote their shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with the proxy card or voting form. When a proxy card is returned properly signed and dated or a Voting Stockholder’s vote is authorized by telephone or Internet, the vote of the Voting Stockholder will be cast in accordance with the instructions on the proxy card or authorized by telephone or Internet. If a Voting Stockholder does not return a signed proxy card, authorize its vote by telephone or Internet or attend the meeting in person or by representative and vote, no vote will be cast on behalf of that Voting Stockholder. For Class A Stockholders, the enclosed proxy card indicates on its face the number of shares of Class A Common Stock registered in the name of each such holder at the close of business on June 12, 2006, which number corresponds to the number of votes such Class A Stockholder will be entitled to cast at the meeting on proposals on which Class A Stockholders are entitled to vote. For Class M Stockholders, the enclosed proxy card indicates on its face the number of votes each Class M Stockholder will be entitled to cast at the Annual Meeting on the election of a Class M Director. For European Class M Stockholders, the enclosed proxy card indicates on its face the number of votes each European Class M Stockholder will be entitled to cast at the Annual Meeting on the election of European Board Directors. The current global proxy calculation for each holder of Class M Common Stock is on file at the Company’s principal office and will be made available to any stockholder of the Company upon request. See “—The Voting Stock” above for further discussion of the voting power of the Class A Common Stock shares and the Class M Common Stock shares.

Voting Stockholders are urged to mark the box on the proxy card to indicate how their vote is to be cast. If a Voting Stockholder returns a signed proxy card but does not indicate on the proxy card how it wishes to vote on a proposal, the vote represented by the proxy card will be cast “FOR” such proposal.

Pursuant to Section 212(c) of the General Corporation Law of the State of Delaware, Voting Stockholders may validly grant proxies over the Internet. Your Internet vote authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card. In order to vote over the Internet, follow the instructions provided on your proxy card or voting form.

Any Voting Stockholder who executes and returns a proxy card or authorizes its vote by telephone or by Internet may revoke the proxy before it is voted by:

•	notifying in writing Noah J. Hanft, Secretary of MasterCard Incorporated, at 2000 Purchase Street, Purchase, New York 10577;

•	executing and returning a subsequent proxy;

•	subsequently authorizing the individuals named on its proxy card to vote its interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with its proxy card; or

•	appearing in person or by representative with a signed proxy and voting at the Annual Meeting.

Attendance in person or by representative at the Annual Meeting will not in and of itself constitute revocation of a proxy. If you plan to vote your shares in person at the Annual Meeting, see the requirements set forth in “—Attending the Annual Meeting” below.

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR the election of the nominees to serve as Class A Directors on our Board of Directors named in this Proxy Statement;

FOR the election of the nominee to serve as a Class M Director on our Board of Directors named in this Proxy Statement;

FOR the election of the nominees to serve on our European Board named in this Proxy Statement;

FOR the approval of the 2006 Non-Employee Director Equity Compensation Plan; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

In the event a Voting Stockholder specifies a different choice on the proxy, that Voting Stockholder’s shares will be voted in accordance with the specification so made.

The Company’s Annual Report on Form 10-K for the period ended December 31, 2005 (the “Annual Report”), as filed with the Securities and Exchange Commission (the “SEC”), is enclosed herewith. Copies of the Annual Report are also available through the Company’s website at http://www.mastercardintl.com.

A copy of the Company’s Annual Report will be furnished upon request by writing to the Secretary of the Company at the address set forth below under “Introduction—Solicitation of Proxies.”

Solicitation of Proxies. The Company will bear the costs of solicitation of proxies, including the cost of preparing, printing and mailing this proxy statement. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from Voting Stockholders by directors, officers, employees and agents of the Company in person or by telephone, facsimile or other appropriate means of communication. The Company has engaged Georgeson Shareholder Communications Inc. to solicit proxies on behalf of the Company. The anticipated cost of Georgeson Shareholder’s services is estimated to be approximately $45,000.00 plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to directors, officers and employees of the Company in connection with the solicitation. Any questions or requests for assistance regarding this proxy statement and related proxy materials may be directed to:

MasterCard Incorporated

Office of the Corporate Secretary

2000 Purchase Street

Purchase, New York 10577

Attention: Noah J. Hanft

Telephone: (914) 249-2000

Facsimile: (914) 249-4262

or

Georgeson Shareholder Communications Inc.

17 State Street

10th Floor

New York, New York 10004

Telephone: (212) 440-9800

Facsimile: (212) 440-9009

Householding. The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits the Company to realize significant cost savings and reduces the amount of duplicate information stockholders receive. In accordance with notices sent to stockholders sharing a single address, the Company is sending only one Annual Report and proxy statement to that address unless the Company has received contrary instructions from a stockholder at that address. Any stockholders who object to or wish to begin householding may notify the Secretary of the Company orally or in writing at the telephone number or address, as applicable, set forth above. The Company will send an individual copy of the Annual Report and proxy statement to any stockholder who revokes its consent to householding within 30 days of the Company’s receipt of such revocation.

Attending the Annual Meeting. If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. The top half of the proxy card is your admission ticket. When you arrive at the meeting, you will be asked to present photo identification, such as a driver’s license. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares.

ELECTION OF DIRECTORS

The Company’s Board of Directors. The Company’s Board of Directors currently consists of nine members. The certificate of incorporation and the by-laws of the Company provide that up to three directors, but not more than one-quarter of all directors (the “Class M Directors”), are elected by the holders of Class M Common, voting separately as a class. The remaining members of the Board of Directors, including the Company’s Chief Executive Officer, if nominated (the “Class A Directors”), are elected by the holders of Class A Common Stock, voting separately as a class.

At the 2006 Annual Meeting, eight Class A Directors, including the President and Chief Executive of the Company, and a Class M Director are to be elected to the Company’s Board of Directors, each to serve until the expiration of his or her term as set forth below or until his or her successor is elected and qualified. The directors elected to the Company’s Board of Directors will also constitute the board of directors of our subsidiary, MasterCard International.

The certificate of incorporation and the by-laws of the Company also provide that, beginning with the 2006 Annual Meeting, the Board of Directors will be divided into three classes (Class I, Class II and Class III), with each class serving for a staggered, three-year term. For directors elected at this Annual Meeting, those in Class I will serve for one year, those in Class II will serve for two years, and those in Class III will serve for three years. Upon expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. No more than one Class M Director will be allocated to any single class of directors.

The Company’s European Board. The European Board currently consists of twelve members. The certificate of incorporation and the by-laws of the Company provide that specified aspects of the Company’s operations in Europe are managed by or under the direction of the Company’s European Board, which is comprised of directors elected by the European Class M Stockholders. Each European Board Director that is elected by the European Class M Stockholders serves for a two-year term. Any Class M Director who is designated as a director from our European region automatically becomes a member of the European Board until such Class M Director resigns or is removed from our Board of Directors. As provided in our certificate of incorporation and by-laws, the number of members of the European Board will be automatically adjusted to include such Class M Director if the number of members of the European Board would otherwise exceed the number fixed by the European Board.

At the 2006 Annual Meeting, seventeen directors are to be elected to the Company’s European Board, each to serve until the 2008 Annual Meeting or until his or her successor is elected and qualified.

PROPOSAL 1

ELECTION OF CLASS A DIRECTORS

Each of the following nominees for election to the Board of Directors as a Class A Director has been approved by the Board of Directors: David R. Carlucci, Manoel Luiz Ferrão de Amorim, Bernard S.Y. Fung, Richard Haythornthwaite, Marc Olivié, Mark Schwartz, Robert W. Selander and Edward Suning Tian. Each of the nominees, with the exception of Messrs. Fung and Selander, was appointed to the Board of Directors immediately prior to the initial public offering of our Class A Common Stock and is standing for election by the Company’s Voting Stockholders for the first time. Mr. Fung was elected by the Board of Directors in June 2006. Mr. Selander is the Company’s President and Chief Executive Officer and has served on the Board of Directors since June 2002.

Each Class A Director will be assigned to Class I, Class II or Class III. The term of each class will expire as set forth in the following table:

Name	Nominated for a Term Expiring in:
Manoel Luiz Ferrão de Amorim	2007 (Class I)
Edward Su-ning Tian	2007 (Class I)
Bernard S.Y. Fung	2008 (Class II)
Marc Olivié	2008 (Class II)
Mark Schwartz	2008 (Class II)
David R. Carlucci	2009 (Class III)
Richard Haythornthwaite	2009 (Class III)
Robert W. Selander	2009 (Class III)

David R. Carlucci, age 51, is the Chairman, President and Chief Executive Officer of IMS Health, Inc. Mr. Carlucci was appointed Chief Executive Officer and President of IMS Health, Inc. in January 2005 and had been President and Chief Operating Officer of IMS Health, Inc. since October 2002. Mr. Carlucci was appointed to serve as Chairman of IMS Health, Inc.’s board of directors effective April 1, 2006. From January 2000 until January 2002, before joining IMS, Mr. Carlucci was General Manager of IBM Americas, which comprises all of IBM’s sales and distribution operations in the U.S., Canada and Latin America. Prior to that, Mr. Carlucci held roles of increasing responsibility at IBM, including General Manager of IBM’s S/390 Division from January 1998 to January 2000; Chief Information Officer from February 1997 to January 1998; General Manager, IBM Printing Systems Company from July 1995 to January 1997; Vice President, systems, industries and services, Asia Pacific from January 1993 to July 1995; and Vice President, marketing and channel management, IBM Personal Computer Company—North America from February 1990 to December 1992.

Manoel Luiz Ferrão de Amorim, age 47, is the Managing Director of the Residential Business Unit for Telefonica International S.A., a position he has held since January 1, 2006. Mr. Ferrão de Amorim is also a member of the boards of directors of Telecomunicações de São Paulo S.A.—Telesp, Telefónica Data Brasil Holding S.A., Telefonica de Peru S.A., Telefonica Chile S.A. and Telefonica de Argentina S.A. From February 1, 2001 to December 31, 2005, Mr. Ferrão de Amorim was the Chief Executive Officer of Telecomunicações de São Paulo S.A.—Telesp. Prior to joining the Telefonica Group, Mr. Ferrão de Amorim held positions of increasing responsibility at the Procter & Gamble Company, including General Manager of one of its Latin American Divisions.

Bernard S.Y. Fung, age 52, is Chairman and Chief Executive Officer, Aon Asia Pacific Region, a subsidiary operation of the Chicago-based Aon Corporation. Mr. Fung was named Chief Executive Officer of Aon Asia Limited in 1997, Chairman and Chief Executive Officer, Asia, in 2000, and Chairman and Chief Executive Officer, Asia Pacific region in 2004. He joined Aon from Inchcape/Bain Hogg where he was CEO when it was acquired by Aon in 1997. Prior to Aon, he worked for Alexander & Alexander Group in several senior management positions in both Toronto, Canada and New York. He began his career as audit manager and chartered accountant with KPMG.

Richard Haythornthwaite, age 49, is a Managing Director of Star Capital Partners, a position that he has held since 2006. From 2001 to 2005, Mr. Haythornthwaite served as Chief Executive Officer and Director for Invensys plc and from 1997 to 2001 first as Chief Executive, Europe and Asia and then as Group Chief Executive for Blue Circle Industries plc. (acquired by Lafarge SA in 2001). His prior positions include serving as a Director of Premier Oil, President of BP Venezuela, and General Manager, Magnus Oilfield, BP Exploration. Mr. Haythornthwaite is also a non-executive director of the main board of ICI plc and chairman of ICI plc’s remuneration committee as well as member of its audit and nominating committees.

Marc Olivié, age 52, is the President and Chief Executive Officer of the Agfa-Gevaert Group, a position he has held since April 2005. Mr. Olivié has also served as the Executive Director of the board of directors and Chairman of the Executive Committee of Agfa-Gevaert N.V. since April 2005. From 2004 to April 2005, Mr. Olivié was Executive Vice President of the Agfa-Gevaert Group. From 2001 to 2004, Mr. Olivié was Senior Vice President and President, Global Bath and Kitchen Products for American Standard Companies Inc. Prior thereto, Mr. Olivié was President and Chief Executive Officer of Armstrong Floor Products for Armstrong Holdings, Inc. from 2000 to 2001 and of Armstrong Building Products for Armstrong Holdings, Inc. from 1996 to 2000.

Mark Schwartz, age 51, served as a senior advisor to George Soros and then as President and Chief Executive Officer of Soros Fund Management LLC from 2003 until early 2005. From 1979 to 2001, Mr. Schwartz served in various positions at The Goldman Sachs Group, Inc., including as Chairman, Goldman Sachs Asia, from 1999-2001, Member, Management Committee, from 1998 to 2001, and President, Goldman Sachs Japan, from 1997-2001. Mr. Schwartz was a partner of The Goldman Sachs Group, Inc. from 1988 until he retired in 2001.

Robert W. Selander, age 55, is President and Chief Executive Officer of MasterCard Incorporated. Mr. Selander has served on the Board of Directors since June 2002 and the MasterCard International board of directors since 1997. Mr. Selander also serves on the Company’s Policy and Operating Committees. Prior to his election as President and Chief Executive Officer of MasterCard Incorporated in April 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. He currently serves as a director of Hartford Financial Services Group.

Edward Su-ning Tian, age 43, is Chief Executive Officer and Chairman of the board of directors of China Netcom Group Corporation (Hong Kong) Ltd., positions he has held since 2004. Since 2002, Mr. Tian has also served as Vice President, China Network Communications Corporation Ltd., parent company of China Netcom Group Corporation (Hong Kong) Ltd. Prior thereto, Mr. Tian served as Chief Executive Officer of China Netcom Corporation Ltd. from 1999 to 2002 and as Co-Founder and Chief Executive Officer of AsiaInfo Holdings, Inc. from 1993 to 1999. Mr. Tian is a Member of the International Business Council of World Economic Forum, the Asia Pacific Board of New York Stock Exchange, Inc., the Harvard Business School Asia Advisory Committee, the Asia Business Council and the Asia Pacific Council of the Nature Conservancy. Additionally, Mr. Tian has been a member of the board of directors of AsiaInfo Holdings, Inc. since 1993 and has been Vice Chairman of the board of directors of PCCW Ltd. since 2005.

Except as stated in the following sentence, the persons specified on the enclosed proxy card intend to vote for the nominees listed above, each of whom has consented to being named in this Proxy Statement and to serving if elected. In the event that any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS CLASS A DIRECTORS.

PROPOSAL 2

ELECTION OF CLASS M DIRECTOR

The nominee to the Board of Directors as a Class M Director, Norman C. McLuskie, has been approved by the Board of Directors. Mr. McLuskie served on the Board of Directors prior to the initial public offering and was appointed a Class M Director at the time of that transaction.

Each Class M Director will be assigned to Class I, Class II or Class III. Mr. McLuskie has been assigned to Class I, the term of which will expire in 2007. Mr. McLuskie’s biography is included below.

Norman C. McLuskie, age 61, is the former Chairman, Retail Direct of the Royal Bank of Scotland Group. Mr. McLuskie has been a member of the Board of Directors since June 2002 and was first elected to the MasterCard International board of directors in 2000. He also serves on MasterCard’s Europe region board. Mr. McLuskie joined Royal Bank of Scotland in 1982. Following the acquisition of Natwest by the Royal Bank of Scotland in March 2000, he was appointed Chief Executive of Retail Direct, a division of the Royal Bank of Scotland Group encompassing its card and consumer finance businesses, among others. Mr. McLuskie’s other directorships include: Deputy Chairman of Tesco Personal Finance, Director of RBS Insurance and a member of the Institute of Chartered Accountants of Scotland. Mr. McLuskie is also a fellow of the Chartered Institute of Bankers in Scotland.

Except as stated in the following sentence, the persons specified on the enclosed proxy card intend to vote for the nominee listed above, who has consented to being named in this Proxy Statement and to serving if elected. In the event that the nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEE TO SERVE AS A CLASS M DIRECTOR.

PROPOSAL 3

ELECTION OF EUROPEAN BOARD DIRECTORS

Our certificate of incorporation provides that the initial members of the European Board are those members of our former Europe Region Board who qualify to be members of the European Board. Thereafter, the members of the European Board are nominated by the Nominating and Corporate Governance Committee of the Board of Directors of the Company and are elected by the European Class M Stockholders at the Annual Meeting of Stockholders. The Class M director representing the Europe region is also a member of the European Board automatically. Accordingly, Mr. McLuskie, if elected as a Class M director, will be a member of the European Board. Each of the following nominees for election to the European Board of the Company has been approved by the Nominating and Corporate Governance Committee of the Board of Directors of the Company: Silvio Barzi, Sandor Csyani, Brendan Alistair Cook, Bernd Fieseler, Barend Fruithof, Patrick Gallet, Andrei Kazmin, Michel Lucas, Agustin Marquez Dorsch, Javier Perez, Hubert Piel, Robert Selander, Mehmet Sezgin, Marco Siracusano, Ramon Tellaeche, Synnove Trygg and Hans van der Noordaa. Each European Board Director, except Mr. McLuskie who will have a one-year term, will be elected for a two-year term, expiring in 2008.

Silvio Barzi, age 58, is Deputy General Manager of Unicredito Italiano and founder and Chief Executive Officer of Clarima Banca, a bank specializing in credit cards and consumer credit. Mr. Barzi served on the Company’s Board of Directors from April 2003 until May 2006 and served on MasterCard’s Europe Region Board since 2001. Prior to joining Unicredito Italiano in 2000, Mr. Barzi was a Vice President at Booz Allen & Hamilton. From 1995 until 1998, he worked for the Credit Suisse-Winterthur Group, where he was responsible for the merger and integration of six Italian-based insurance companies. From 1981 to 1995, Mr. Barzi was a partner in the Italian office and a leader within the European Financial Institutions and Information Technology practices of McKinsey & Company. Mr. Barzi currently serves as a director at CartaSì and SinSys.

Brendan Alistair Cook, age 44, is Head of Card Services, HSBC Bank plc. Prior to assuming his current position, Mr. Cook was Chief Executive Officer, M&S Money—UK. From November 2003 until November 2004 he was Managing Director, Group Cards / HBIO—USA. From July 1999 until November 2003 Mr. Cook was Head of Group Cards, HGHQ and Head of Card Services, HSBC Bank—UK. Mr. Cook was a member of the MasterCard Europe Region Board from February 2002 until October 2003.

Sandor Csanyi, age 53, is the Chairman and Chief Executive Officer of OTPBank Rt. He has held this position since May 1992. Mr. Csanyi has been a member of the MasterCard Europe Region Board since 1998.

Bernd M. Fieseler, age 46, is Managing Director and Member of the Executive Board of Deutscher Sparkassen- und Giroverband and is responsible for operating strategy. Mr. Fieseler served as a member of the Company’s Board of Directors from March 2004 until May 2006 and has been a member of MasterCard’s Europe Region Board since December 2001. Before joining Deutscher Sparkassen- und Giroverband, he served as Director for Information and Operations for CC-Bank and was a member of the Executive Board of CC-Holding from 1997 until 2001. From 1995 to 1997, Mr. Fieseler was Director and Head of Organisation of BHF—Bank. Mr. Fieseler also serves as Chairman of the Board of EURO Kartensysteme GmbH.

Barend Fruithof, age 39, is Chief Financial Officer, Swiss Union of Raiffeisen Banks. Mr. Fruithof has been a member of the MasterCard Europe Region Board since October 2003. Since January 2004, Mr. Fruithof has been a member of the Board of Executives and Head of the Finance and Logistics department of the Raiffeisen Group. Prior to that, he was Chief Executive Officer of Viseca Card Services SA since January 2001. From December 1997 until December 2000 Mr. Fruithof was Head of Product and Sales Channel Management at the Zürcher Kantonalbank, Private Clients Business Unit.

Patrick Gallet, age 59, is Head of Industrial Development at Crédit Agricole S.A. Mr. Gallet has spent his entire career with Crédit Agricole. He became CEO of Crédit Agricole Sud-Méditerranée in 1997 and served as CEO of Crédit Agricole des Savoie from 2001 to 2005. Mr. Gallet has been Head of Industrial Development at Crédit Agricole S.A. since January 2006.

Andrei I. Kazmin, age 47, is Chairman of the Board and Chief Executive Officer of Sberbank. Prior to assuming his current position in 1996, Mr. Kazmin was Deputy Minister of Finance of the Russian Federation. Mr. Kazmin has been a member of the MasterCard Europe Region Board since February 2002.

Michel Lucas, age 67, is Général Manager of Banque Federative du Crédit Mutuel, Chairman and Chief Executive Officer of Credit Industriel et Commercial and Vice Chairman of Europay France S.A. Mr. Lucas served on the Company’s Board of Directors from March 2004 until May 2006, has been a member of the MasterCard Europe Region Board since September 1992 and has served as Vice Chairman of the MasterCard Europe Region Board since February 2002. Mr. Lucas joined Confédération Nationale du Crédit Mutuel in 1971 and has held various positions since that time in political, technical and development areas. He is also a General Manager of Caisse Centrale du Crédit Mutuel and Groupe de Crédit Mutuel Centre Est Europe, and Chairman and General Manager of the Assurances du Crédit Mutuel. Mr. Lucas is a board member of Banque de Tunisie, BMCE, Caisses Dejardins and Banque Transaltantique.

Agustin Marquez Dorsch, age 47, is Chief Executive of MasterCajas. Mr. Marquez has been a member of the MasterCard Europe Region Board since October 2001. He joined the Savings Bank Spanish Confederation (CECA) in 1995. Since then, he has been General Manager Deputy in charge of technology and is especially involved in payment systems, electronic banking and several other outsourcing activities. Mr. Marquez served as chairman of the ECBS Executive Committee, in which he was member, on behalf of the European Savings Banks Association. He is also a director on the board of Euro 6000.

Javier Perez, age 52, is President of MasterCard Europe and serves as a member of the Company’s Operating Committee. Prior to assuming his current position in March 2006, Mr. Perez held the position of President of the Latin America and Caribbean Region of MasterCard International, which he assumed in April 2004. Prior to that, he was General Manager of the Customer Group of MasterCard Europe. Before joining MasterCard International in 1996, Mr. Perez held several top-level positions at Banco Bilbao de Vizcaya Argentaria (BBVA). In addition, Mr. Perez held positions at Banca Catalana, Banco Directo and Visa International.

Hubert Piel, age 57, is a member of the Managing Board of Bundesverband der Deutschen Volksbanken und Raiffeisenbanken BVR. Mr. Piel has served in this capacity since April 2003. Mr. Piel has been a member of the MasterCard Europe Region Board since June 2003. From 1999 until March 2003, Mr. Piel was member of the Managing Board of Bankgesellschaft Berlin AG. Prior to that, he served as a member of the Managing Board of Westdeutsche Genossenschafts-Zentralbank eG, Düsseldorf from 1987 until 1999.

Robert W. Selander, age 55, is President and Chief Executive Officer of MasterCard Incorporated. Mr. Selander has served on the Board of Directors since June 2002 and the MasterCard International board of directors since 1997. Mr. Selander also serves on the Company’s Policy and Operating Committees. Prior to his election as President and Chief Executive Officer of MasterCard Incorporated in April 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. He currently serves as a director of Hartford Financial Services Group.

Mehmet Sezgin, age 44, is Chief Executive Officer and founder of Garanti Payment Systems, a wholly-owned subsidiary of Garanti Bank, Istanbul, Turkey. Before establishing Garanti Payment Systems in 1999, he was the General Manager of the Euroasia Region of MasterCard Europe since 1993. Prior to that, Mr. Sezgin worked for several banks in different capacities. Mr. Sezgin has been a member of the MasterCard Europe Region Board since September 2004.

Marco Siracusano, age 44, is Marketing Director of Poste Italiane, BancoPosta Division. Prior to assuming his position in 1999, Mr. Siracusano was Business Manager South East Europe of Europay International from 1997 until 1999. Prior to that, he served as Head of Payment Systems of Banco Ambrosiano Veneto from 1991 until 1997.

Ramon Tellaeche, age 47, is Head of the Global Card Business Unit at Grupo Santander in Spain in which position he has served since April 2003. From May 2002 until March 2003, he was Chief Product and Marketing Officer at Grupo Financiera Santander Serfin in Mexico. Prior to that, from May 1992 until April 2002, Mr. Tellaeche was Executive Vice President of Grupo Financiero Serfin in Mexico.

Synnove Trygg, age 46, is President of SEB Kort AB, a position which he has held since 1993. Mr. Trygg has been a member of the MasterCard Europe Region Board since 1998. He is a member of the management team of SEB Nordic Retail & Private Banking and a member of the Board of SEB IT. Mr. Trygg has been Chairman of Europay Sweden since 1998 and is a member of the Board of CEKAB.

Hans van der Noordaa, age 45, is an Executive Board Member of ING Group. Since 2004, Mr. van der Noordaa has been Chief Executive Officer of the retail division of INC Netherlands, a position that made him responsible for Postbank, ING Bank and RVS Insurance. Prior to that, in 2002, he became General Manager Corporate Communications & Strategy of ING Group. In 2000, Mr. van der Noordaa was appointed General Manager of Postbank, responsible for marketing.

Except as stated in the following sentence, the persons specified on the enclosed proxy card intend to vote for the nominees listed above, each of whom has consented to being named in this Proxy Statement and to serving if elected. In the event that any nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS EUROPEAN BOARD DIRECTORS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Qualifications of Directors. Our certificate of incorporation and by-laws provide for the following qualifications for service as a member of our board of directors:

•	except for the up to three directors (but no more than one-quarter of all directors) that are elected by the Class M Stockholders, no director shall be a person who is or has been during the prior three years a director, officer, employee, agent or representative of, or otherwise has any business relationship that is material to such person with, a member or former member of MasterCard International, or of an operator, member, or licensee of any competing general purpose payment card system, or any affiliate of any such person;

•	no director shall be a trustee, officer, employee or agent of, or represent, The MasterCard Foundation, or have been a director, officer, employee or agent of, or represented, or otherwise been affiliated with, The MasterCard Foundation during the prior three years or otherwise have a business relationship with The MasterCard Foundation that is material to such director; and

•	no director shall be a director, regional board director, officer, employee or agent of, or represent (1) an entity that owns and/or operates a payment card program that is competitive with any of the Company’s card programs, as determined by the Board (a “competitor”) or (2) an institution that is represented on any board of a competitor.

In addition, each of our directors must also serve as a director of MasterCard International.

Our certificate of incorporation and by-laws further provide that, to the extent practicable and subject to the Board of Directors’ fiduciary duties, the directors nominated by the Board of Directors for election as Class A Directors (other than the chief executive officer) should reflect the geographic diversity and global profile of the Company and that the citizenships and residencies of these directors should reflect the geographic regions in which we operate in a manner approximately proportionate to our business activity as reflected in the global proxy calculation formula. Similarly, to the extent practicable and subject to the Board of Directors’ fiduciary duties, the directors nominated by the Board of Directors for election as Class M Directors should include one citizen and resident of a country in, or director, officer, employee, agent or representative of, a member of MasterCard International designated as belonging to our Americas region, one citizen and resident of a country in, or director, officer, employee, agent or representative of a member of MasterCard International designated as belonging to our European region and one citizen and resident of a country in, or director, officer, employee, agent or representative of, a member of MasterCard International designated as belonging to our Asia/Pacific-Middle East/Africa region. No more than one Class M Director may be a director, officer, employee, agent or representative of any single member of MasterCard International or any affiliate thereof. No Class M Director may serve as Chairman of our Board of Directors, and no officer may serve as Chairman of our Board of Directors unless the election or appointment of such officer to so serve is approved by the affirmative vote of at least 75% of the entire Board of Directors. In addition, no more than one Class M Director may serve on our Audit Committee, our Compensation Committee, our Nominating and Corporate Governance Committee or our Executive Committee, and no Class M Director will participate in the process of nominating any person to serve as a director of the Company (unless such person is being nominated to serve as a Class M Director or is the Chief Executive Officer of the Company) or as a director of The MasterCard Foundation. Our certificate of incorporation also provides that no member of the European Board may be a director, regional board director, officer, employee or agent of, or represent a competitor or an institution that is represented on any board of a competitor.

Director Independence. Pursuant to the corporate governance listing standards of the New York Stock Exchange (“NYSE”), a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors has adopted director independence standards to assist in its determination of director independence. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board of Directors broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director’s relationship with the Company, the Board of Directors considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In addition, the Board of Directors applies the independence standards set by the NYSE, which are included in the independence guidelines set forth below.

The Board of Directors has established the following guidelines to assist it in determining director “independence”:

•	A director will not be independent if: (i) the director is, or has been within the last three years, employed by the Company, or an immediate family member of the director is, or has been within the last three years, employed by the Company as an executive officer; (ii) the director or an immediate family member of the director has received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); (iii) (a) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (b) the director is currently employed by such a firm, (c) the director has an immediate family member who is currently employed by such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (d) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; (iv) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company.

•

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) relationships involving the provision of products or services either by or to the Company or its subsidiaries or affiliates and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; (ii) if a director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payment from, the Company for property or services in an amount which, in any single fiscal year, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (iii) if a director beneficially owns, or is an employee of another company that beneficially owns, less than 10% of the Company’s common equity; (iv) if a director is an executive officer or an employee of another company to which the Company is indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company for which he or she serves as an executive officer or an employee; and (v) if a director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues. Notwithstanding the foregoing, no relationship required to be disclosed by the Company pursuant to Item 404 of Regulation S-K shall be treated as categorically immaterial. The Board reviews annually all commercial, charitable and other relationships of directors.

For the purpose of applying these director independence standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board of Directors has determined that each of Messrs. Carlucci, Amorim, Fung, Haythornthwaite, McLuskie, Olivié, Schwartz and Tian is an independent director. Each of these directors meets the independence requirements adopted by the Board of Directors as set forth above and has no other material relationships with the Company that the Board of Directors, after considering all relevant facts and circumstances, believes would interfere with the exercise of independent judgment in carrying out such director’s responsibilities.

Nomination of Directors. Candidates for nomination to the Board of Directors of the Company are selected by the Nominating and Corporate Governance Committee (the “Committee”), based on the Committee’s review of candidates in accordance with the Committee’s charter. The Committee also considers director candidates recommended by individual stockholders. The Committee also selects and nominates individuals for election as members of the European Board.

When considering the qualifications of a nominee, the Committee may take into account other factors such as strength of character, maturity of judgment, career specialization and the extent of international experience. The Committee also seeks individuals who may satisfy the definition of an “audit committee financial expert” under the rules of the SEC. For additional information on the nomination process, see the charter for the Nominating and Corporate Governance Committee and the Company’s Corporate Governance Guidelines, which are located on its website at http://www.mastercardintl.com.

Because this Annual Meeting is the first such meeting to be held following the initial public offering of our Class A Common Stock, the nominees to serve as our initial Class A Directors were selected according to the following procedure: Upon consummation of the initial public offering, three of our former directors, Messrs. Donald L. Bourdeau, Baldomero Falcones Jaquotot and the Company’s President and Chief Executive Officer, Mr. Selander, appointed two individuals, both of whom satisfied the independence requirements for service on the Board of Directors. These two individuals, together with Mr. Selander, selected Richard Haythornthwaite and Mark Schwartz as the initial two independent directors. Messrs. Haythornthwaite and Schwartz, together with Mr. Selander, then selected Messrs. Amorim, Carlucci, Olivié and Tian to join them as members of the new Board of Directors. These initial independent directors, along with the nominee to serve as our initial Class M Director, were elected by the Company’s former directors, who resigned in May 2006, and became directors upon the filing of the amended and restated certificate of incorporation of the Company with the Delaware Secretary of State in May 2006. The Board of Directors elected Mr. Fung to serve on the Board as a Class A Director in June 2006.

The Company’s certificate of incorporation provides that the initial members of the European Board are those members of the Company’s former Europe Region Board who qualify to be members of the European Board. Thereafter, the members of the European Board are nominated by the Committee and are elected by the European Class M Stockholders at the annual meeting of MasterCard Incorporated stockholders. The Class M Director representing the Europe region is also a member of the European Board automatically.

To nominate individuals for the 2007 Annual Meeting, stockholders may submit recommendations for nomination in writing to the Secretary of the Company at the address set forth above under “Introduction — Solicitation of Proxies” by the first deadline set forth under “Other Matters—Deadline for submitting proposals for next year’s Annual Meeting.” The Secretary will forward all bona fide recommendations received by such date to the Committee for its consideration. Stockholder recommendations should include: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director or as a member of the European Board all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director or as a member of the European Board if elected, and a statement affirming that such proposed nominee is qualified to serve as a director or as a member of the European Board of the Company under the Company’s by-laws; and (b) as to the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company, which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is a part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The foregoing requirements will be deemed to have been satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a nomination at an annual meeting in accordance with applicable provisions of the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Committee may request such additional information from the nominee or the stockholder as it deems appropriate.

Non-Management Director Meetings. The non-management directors are afforded a regular opportunity to meet in executive session, or more frequently upon request of any non-management director. The Board of Directors holds regularly scheduled meetings in executive session without management present. The non-executive Chairman of the Board of Directors ordinarily presides at such sessions.

Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board committee or any chair of any such committee by mail or electronically.

Documents Available. The Company’s Corporate Governance Guidelines and Supplemental Code of Ethics, as well as the charters of our principal committees can be found on the Company’s website at http://www.mastercardintl.com. These documents will also be made available in print to any stockholder who requests them by writing to the Secretary at the address set forth above under “Introduction—Solicitation of Proxies.”

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit, Human Resources and Compensation and Nominating and Corporate Governance Committees of the Board of Directors are described below.

Audit. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities. Among other things, it reviews the activities, results and effectiveness of internal and external auditors, and appoints and confirms the independence of the external auditors. The Audit Committee also reviews the Company’s key risks and controls and its quarterly and annual financial statements. The Audit Committee operates under a written charter, which is available to stockholders through our website at http://www.mastercardintl.com. The current members of the Audit Committee are Messrs. Carlucci, Haythornthwaite, Olivié, Schwartz, and McLuskie. Messrs. Carlucci, Haythornthwaite, Olivié, and Schwartz were appointed to the Company’s Board of Directors and the Audit Committee on May 31, 2006.

The Audit Committee held seven meetings during 2005. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies.

Human Resources and Compensation. The Human Resources and Compensation Committee (the “Compensation Committee”) establishes the compensation policies and criteria for the President and Chief Executive Officer and other executive officers of the Company. The members of the Compensation Committee are Messrs. Carlucci, Ferrão de Amorim, Fung and Olivié, each of whom was appointed to the Company’s Board of Directors and the Compensation Committee on May 31, 2006. The Compensation Committee held six meetings during 2005.

Nominating and Corporate Governance. The Nominating and Corporate Governance Committee considers and nominates individuals to serve as directors of the Company and performs the other functions set forth in its charter, which is available to stockholders through our website at http://www.mastercardintl.com. The members of the Nominating and Corporate Governance Committee are Messrs. Schwartz, Su-ning Tian and Haythornthwaite, each of whom was appointed to the Company’s Board of Directors and the Nominating and Corporate Governance Committee on May 31, 2006. The Nominating and Corporate Governance Committee held twenty-seven meetings during 2005.

ATTENDANCE AT MEETINGS

Attendance at Meetings by Directors. The Board of Directors held five meetings during 2005. During 2005, each director, except for Sivio Barzi, Michael T. Pratt and Jac Verhaegen, attended 75 percent or more of the aggregate of (a) the total number of meetings of the Board held during the period when he was a director and (b) the total number of meetings held by all Committees of the Board on which he served during the period when he was a director. The number of meetings held by each Committee during 2005 is set forth above.

Executive Sessions. The Board of Directors holds regularly scheduled meetings in executive session without management present. The non-executive Chairman of the Board of Directors ordinarily presides at such sessions.

Attendance at Annual Meetings. Prior to the Company’s initial public offering, stockholders participated in the Annual Meetings of the Company solely by proxy, and did not attend in person. For this reason, the Board of Directors did not have a policy encouraging directors to attend Annual Meetings. One member of the Board of Directors attended the 2005 Annual Meeting, and there were no stockholders present in person at that meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other third parties may send confidential communications directly to the Board of Directors by providing such communications in writing to the Secretary of the Company at the address set forth above under “Introduction—Solicitation of Proxies.” The Secretary, who is also the General Counsel of the Company, is responsible for keeping a docket of all communications received from stockholders of the Company and other third parties summarizing the nature of each communication. The docket must be disclosed to the Board of Directors at its next regularly scheduled meeting. Communications regarding accounting, internal accounting controls and auditing matters, including violations of the Company’s Supplemental Code of Ethics or alleged violations of law, are transmitted by the Secretary to the Audit Committee in accordance with the Company’s Whistleblower Procedures. The Company’s Whistleblower Procedures can be found on its website at http://www.mastercardintl.com. Communications (or a reasonable summary thereof) regarding director nominations and corporate governance matters are transmitted by the Secretary to the Nominating and Corporate Governance Committee. All other communications (or a reasonable summary thereof) are transmitted by the Secretary to the Audit Committee, which determines which communications are to be transmitted to the Board of Directors or to another Committee of the Board. If warranted, the Board of Directors or any of its Committees may take appropriate action in connection with a stockholder or third party communication.

EXECUTIVE OFFICERS OF THE COMPANY

Biographies of the current executive officers of the Company (the “Executive Officers”) are set forth below, excluding Mr. Selander’s biography, which is included above. Each Executive Officer serves at the discretion of Mr. Selander or the Board of Directors.

W. Roy Dunbar, age 45, is President, Global Technology & Operations of MasterCard Incorporated and a member of the Policy and Operating Committees. Before joining the Company in September 2004, Mr. Dunbar served as president of Eli Lilly’s Intercontinental Region, with responsibility for operations in Africa, the Middle East, the Commonwealth of Independent States, Asia, Latin America and the Caribbean. Prior to that time, he was Vice President—Information Technology and Chief Information Officer of Eli Lilly, where he worked since 1990. Mr. Dunbar currently serves as a director of EDS Corporation. Mr. Dunbar also serves as a director of Humana Inc.

Noah J. Hanft, age 53, is General Counsel and Secretary of MasterCard Incorporated and a member of the Policy Committee. Mr. Hanft was appointed as General Counsel and Secretary of the Company in October 2000 and has served in various increasingly senior legal positions at the Company since 1984, except for 1990 to 1993, when Mr. Hanft was Senior Vice President and Assistant General Counsel at AT&T Universal Card Services. Prior to joining MasterCard, Mr. Hanft was associated with the intellectual property law firm of Ladas & Parry in New York. Mr. Hanft serves as a member of the board of directors of the Legal Aid Society.

Alan J. Heuer, age 64, is Chief Operating Officer of MasterCard Incorporated, the Chairman of the Operating Committee and a member of the Policy Committee. Mr. Heuer is responsible for the Company’s Customer Group, which encompasses member relations, global marketing and consulting/cardholder services functions, as well as the Company’s regional activities. Mr. Heuer was appointed head of the Customer Group in February 1999 and as Chief Operating Officer in March 2004. Mr. Heuer joined MasterCard International in 1995. Prior to that time, Mr. Heuer served as Executive Vice President, Retail Banking, for the Bank of New York.

Chris A. McWilton, age 47, is Chief Financial Officer of MasterCard Incorporated and a member of the Policy Committee. Prior to Mr. McWilton’s appointment as Chief Financial Officer in October 2003, he served as Senior Vice President and Controller of the Company. Prior to joining the Company in January 2003, Mr. McWilton was a partner at KPMG LLP, an international accounting and tax firm where he specialized in financial and SEC reporting matters. Mr. McWilton joined KPMG LLP in 1980 and was elected to the partnership in 1992. He is a certified public accountant.

Michael W. Michl, age 60, is Chief Administrative Officer of MasterCard Incorporated and a member of the Policy Committee. Prior to becoming Chief Administrative Officer of the Company in 2004, Mr. Michl was Executive Vice President, Central Resources. Mr. Michl is responsible for the Company’s Central Resources unit, encompassing the Company’s global human resources and corporate services functions. Mr. Michl joined MasterCard International in 1998 from Avon Products, where he was Vice President of Human Resources.

Christopher D. Thom, age 57, is the Chief Risk Officer of MasterCard Incorporated and a member of the Policy Committee. Mr. Thom is responsible for the Risk Management Group and is accountable for introducing enterprise risk management into the Company. Prior to assuming his position as Chief Risk Officer in October 2004, Mr. Thom served as Senior Executive Vice President, Global Development, from May 2001 until October 2004 and as Senior Executive Vice President, Central Resources from March 1999 until April 2001. Mr. Thom manages franchise management, security and risk management and fraud management functions at the Company. Prior to joining MasterCard International in 1995, Mr. Thom served in a variety of positions at HSBC Group in the United Kingdom, including as general manager, Strategic Development and general manager, Retail.

The Company has adopted a Supplemental Code of Ethics which applies to the President and Chief Executive Officer, the Chief Financial Officer and other senior officers of the Company. The Supplemental Code of Ethics can be found on the Company’s website at http://www.mastercardintl.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting securities by each person known to us to beneficially own more than five percent of any class of our voting securities as of June 12, 2006.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned	Percent of Total Outstanding Class A Common Stock Beneficially Owned	Shares of Class B Common Stock Beneficially Owned(6)	Percent of Total Outstanding Class B Common Stock Beneficially Owned(6)	Percent of Total Class A Common Stock and Class B Common Stock Beneficially Owned(6)	Shares of Class M Common Stock Beneficially Owned	Percent of Total Voting Power of Class M Common Stock Beneficially Owned
The MasterCard Foundation	13,496,933	17%	—	—	10%	—	—

JPMorgan Chase & Co.(1) 270 Park Avenue New York, NY 10017	—	—	14,003,004	10.37%	6.53%	1%	10.59%

Citigroup, Inc.(2) 399 Park Avenue New York, NY 10043	—	—	11,883,420	8.80%	5.54%	1%	8.98%

Bank of America Corporation(3) 100 North Tryon Street Charlotte, NC 28255	—	—	8,534,604	6.32%	3.98%	1%	6.36%

HSBC Holdings plc(4) 8 Canada Square London E14 5HQ United Kingdom	—	—	6,886,776	5.10%	3.21%	1%	5.21%

Atticus Capital LP(5) 152 West 57th Street, 45th Floor, New York, NY 10019.	4,050,000	5.09%	—	—	—	—	—

(1)	Based on an amendment to a statement on Schedule 13G filed on February 10, 2005, JPMorgan Chase & Co. shares voting power with respect to its Class B Common Stock with its wholly-owned subsidiaries, Chase Manhattan Bank USA, National Association, and JPMorgan Chase Bank, National Association.
(2)	Based on an amendment to a statement on Schedule 13G filed on February 13, 2006, Citigroup, Inc. shares investment and voting power with respect to its Class B Common Stock with Citicorp, Citigroup Holdings Company and Citibank, N.A., its subsidiaries. Citigroup, Inc., Citicorp and Citibank, N.A. share the same address listed above.
(3)	Bank of America Corporation’s Class B Common Stock reflects the shares of common stock held by its subsidiaries on a consolidated basis.
(4)	HSBC Holdings plc’s Class B Common Stock reflects the shares of common stock held by its subsidiaries on a consolidated basis.
(5)	Based on a Schedule 13G filed on June 5, 2006. Atticus Management LLC, as the general partner of Atticus Capital LP, has voting control and investment discretion with respect to the shares. Timothy R. Barakett is the managing member of Atticus Management LLC.
(6)	The Company will use all but $650 million of its net proceeds from the initial public offering to redeem 59% of the outstanding number of Class B Common Stock, which represents the aggregate number of shares of Class A Common Stock that it issued to investors in the initial public offering and to the MasterCard Foundation. The Company anticipates that the redemption will take place prior to the end of the second quarter of 2006.

The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of June 12, 2006, including shares that could have been acquired within 60 days of that date through the exercise of stock options, by each director, the executive officers named in the summary compensation table, and all directors and executive officers as a group, together with restricted stock units. Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to shares owned. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Securities Exchange Act of 1934, by all directors and executive officers as a group and each director and Named Executive Officer, individually, is less than 1% of our outstanding Common Stock.

Name	Shares of Class A Common Stock Beneficially Owned	Options Exercisable Within 60 Days	Restricted Stock Units

David R. Carlucci	—	—	—

Manoel Luiz Ferrão de Amorim	—	—	—

Bernard S.Y. Fung	—	—	—

Noah J. Hanft	8,000	—	62,997

Richard Haythornthwaite	—	—	—

Alan Heuer	50,000	—	189,953

Norman C. McLuskie	—	—	—

Chris McWilton	14,500	—	51,822

Marc Olivié	—	—	—

Mark Schwartz	—	—	—

Robert W. Selander	120,100	—	287,341

Edward Su-ning Tian	—	—	—

Christopher D. Thom	15,000	—	125,693

All directors and executive officers as a group (16 persons)	272,600	—	873,349

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based solely on its review of the copies of such forms received by it and written representations from reporting persons, the Company believes that all of its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2005.

EXECUTIVE COMPENSATION

The following table shows the before-tax compensation for the President and Chief Executive Officer and the four next highest paid executive officers (the “Named Executive Officers”) of the Company in respect of the years ended December 31, 2005, 2004 and 2003.

		Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	LTIP Payouts (2)	All Other Compensation (3)
Robert W. Selander	2005	$891,667	$2,700,000	$299,334	$8,093,985	$1,298,531
President & CEO	2004	800,000	2,500,000	246,804	4,827,025	892,431
	2003	800,000	1,900,000	280,231	4,899,490	1,343,973

Alan J. Heuer	2005	741,667	1,250,000	211,786	3,185,950	223,461
Chief Operating Officer	2004	650,000	1,200,000	172,307	3,088,050	168,321
	2003	650,000	600,000	189,187	4,556,100	1,654,461

Christopher D. Thom	2005	597,917	720,000	157,735	2,339,475	1,035,401
Chief Risk Officer	2004	575,000	725,000	154,506	2,616,425	921,808
	2003	575,000	500,000	145,940	2,534,300	519,186

Chris A. McWilton	2005	443,750	900,000	82,917	247,380	36,629
Chief Financial Officer	2004	375,000	475,000	77,293	0	128,701
	2003	325,208	285,000	0	0	100,000

Noah J. Hanft	2005	400,000	800,000	134,809	850,620	98,170
General Counsel and	2004	375,000	500,000	123,390	719,775	210,022
Corporate Secretary	2003	350,000	250,000	118,086	480,155	252,031

(1)	Amounts represent payments in lieu of perquisites (for fiscal years 2005, 2004, and 2003 respectively: Mr. Selander—$56,000, $56,000, $56,000; Mr. Heuer—$45,000, $45,000, $45,000; Mr. Thom—$45,000, $45,000, $45,000; Mr. McWilton—$45,000, $45,000, $0; Mr. Hanft— $45,000, $45,000, $45,000) and reimbursement for tax obligations (for fiscal years 2005, 2004 and 2003, respectively: Mr. Selander—$241,670, $190,804, $224,231; Mr. Heuer—$166,786, $127,307, $144,187; Mr. Thom—$112,735, $109,506, $100,940; Mr. McWilton—$37,917, $32,293, $0; Mr. Hanft—$89,809, $78,390, $73,086).
(2)	For fiscal year 2005, includes payments under the Executive Incentive Plan as follows: the final 20% of the award earned for the 2001-2003 performance period, the first 80% of the award earned for the 2003-2005 performance period (the remaining 20% for the 2003-2005 performance period will vest and be released to participants in January 2008) and for Mr. Selander, 100% of a special award earned for 2001-2005.
(3)	Includes for fiscal year 2005, payouts under the Company’s discontinued Value Appreciation Plan related to the exercise of vested rights tied to value appreciation of a portfolio of member bank stocks through September 30, 2004 and, beginning October 1, 2004, earnings on investments in third-party investment vehicles (Mr. Selander—$945,215; Mr. Thom—$587,509) and matching contributions under the Company’s Shared Profit and Savings Plan (Mr. Selander—$12,600; Mr. Heuer—$12,600; Mr. Thom—$12,600; Mr. McWilton—$12,600; Mr. Hanft—$12,600), profit sharing contributions under the Company’s Shared Profit and Savings Plan (Mr. Selander—$15,400; Mr. Heuer—$15,400; Mr. Thom—$15,400; Mr. McWilton—$15,400; Mr. Hanft—$15,400); Company contributions to both a non-qualified defined benefit and defined contribution plan—the Annuity Bonus Plan (Mr. Selander—$287,988; Mr. Heuer—$192,341; Mr. Thom—$115,287; Mr. McWilton—$8,629; Mr. Hanft—$69,146): the dollar value of the benefit of premiums paid for a split-dollar life insurance policy projected on an actuarial basis (Mr. Thom—$303,373): the full amount of all premiums paid by the Company for Executive Life Insurance coverage (Mr. Selander—$36,800; Mr. Heuer—$3,120; Mr. Thom—$1,232; Mr. Hanft—$1,024).

Long-Term Incentive Plan-Awards In Fiscal Year 2005

The following table lists grants of performance units in 2005 to the Named Executive Officers under the Senior Executive Incentive Plan. At the time of the initial public offering of our Class A Common Stock (the “Initial Public Offering”), which was consummated on May 31, 2006, these grants were converted to restricted stock units (RSUs) on a mandatory basis, at the offering price of $39.00. See “—MasterCard Long Term Incentive Plan—Incentive Plan Benefits.” At the time of conversion, a 20% premium was added to the target amounts set forth in the table below.

Name	Number of Units Awarded (1)	Performance or Other Period Until Maturation	Estimated Future Payouts Under Non-Stock Price-Based Units (2)
			Threshold	Target ($)	Maximum
Robert W. Selander	41,000	1/1/2005-12/31/2007	N/A	$4,100,000	N/A
President and CEO

Alan J. Heuer	27,000	1/1/2005-12/31/2007	N/A	2,700,000	N/A
Chief Operating Officer

Christopher D. Thom	17,250	1/1/2005-12/31/2007	N/A	1,725,000	N/A
Chief Risk Officer

Chris A. McWilton	8,500	1/1/2005-12/31/2007	N/A	850,000	N/A
Chief Financial Officer

Noah J. Hanft	8,500	1/1/2005-12/31/2007	N/A	850,000	N/A
General Counsel and Corporate Secretary

(1)	The performance units were granted under the Company’s Senior Executive Incentive Plan (SEIP). Each performance unit has a target value equal to $100. The actual value of each unit was to have been calculated based on the Company’s performance over a three-year period based on a combination of qualitative and quantitative measures that include: implementing customer focused strategy; achieving corporate financial targets (including attaining a predetermined level of earnings before interest, taxes, depreciation and amortization, operating expense and return on equity) and enhancing organizational capabilities.
(2)	Pursuant to a determination by the Compensation Committee, the grants of the performance units under the SEIP made in 2005 were converted to RSUs, at the target value, on a mandatory basis at the time of the Initial Public Offering, at the offering price of $39.00. Accordingly, there are no threshold or maximum amounts that are applicable to these performance unit grants. At the time of conversion, a 20% premium was added to the target amount set forth in the table above. See “—MasterCard Long Term Incentive Plan—Incentive Plan Benefits.”

The performance units under the SEIP described in the preceding table vested in annual increments according to the following schedule, if the participant completed 1,000 hours of service and was employed by the Company on the last day of the respective twelve-month cycle. The RSUs have an identical vesting and payment schedule to those shown and described below (in accordance with new deferred compensation regulations) and will be paid dividend equivalents on a current basis.

Twelve-Month Cycle Ending on the Following Anniversary of the Date of Grant	% of Performance Units Vested
1st Anniversary	26 2/3%
2nd Anniversary	26 2/3
3rd Anniversary	26 2/3
4th Anniversary	0
5th Anniversary	20

Upon completion of the three-year performance period, participants will receive a payout equal to 80% of the award earned. The remaining 20% of the award will be paid upon completion of two additional years of service, (i.e., five years of service in total). Upon termination of employment, excluding retirement, all unvested performance units will be forfeited. Upon a participant’s termination of employment due to retirement, all of the participant’s performance units will immediately vest provided that the participant has at least six months of service in the performance period. Eligible retirement is dependent upon age and years of service as follows: age 55 with ten years of service, age 60 with five years of service and age 65 with two years of service.

Retirement Benefits

MasterCard Accumulation Plan (“MAP”)

Employees who participate in the MAP earn benefits under the MAP as soon as they become an employee of the Company. Benefits generally vest after four years of service. For each plan year after January 1, 2000, participants are credited with a percentage of their compensation for the plan year in accordance with the table below:

Completed Years of Service at December 31 of Prior Plan Year	Pay Credit for Current Plan Year
0 – 4	4.50%
5 – 9	5.75
10 – 14	8.00
15 – 19	10.00
20 – 29	12.00

Eligible employees age 50 or older on or prior to December 31, 2000 are eligible for the greater of the pay credit schedule referenced above or the following pay credit schedule:

Age on Birthday in Current Plan Year	Minimum Pay Credit for Current Plan Year
50 – 54	9.00%
55 – 59	12.00
60+	14.00

Compensation is defined as base pay plus annual incentive compensation. These accounts also receive investment credits based on the yield on 30-Year Treasury securities. When a participant terminates employment, the vested amount credited to the participant’s account is paid in a lump sum or converted into an annuity.

Supplemental Retirement Benefits

Supplemental retirement benefits are provided to all Named Executive Officers and certain other participants under various funded and unfunded nonqualified plans such as our Supplemental Executive Retirement Plan and Annuity Bonus Plan described below. These benefits are provided to certain employees whose benefits are limited by compensation or an amount under applicable federal tax laws and regulations.

Supplemental Executive Retirement Plan (“SERP”)

Designated employees, including all Named Executive Officers, may also receive an annual benefit at retirement equal to a designated percentage (100% for Mr. Selander and 80% for each of the other Named Executive Officers) of the participant’s final 48-month average base salary, reduced by a hypothetical prior employer plan benefit and the amount of all benefits received under the MAP, nonqualified arrangements and social security. The hypothetical prior plan benefit described in the preceding sentence is an offset to SERP benefits that accounts for years of service of a plan participant prior to joining MasterCard. This benefit offset is calculated as a cash balance account that is “earned” on base pay from age 25 until the year prior to the participant being hired by MasterCard. The account continues to receive interest and is offset from the participant’s aggregate SERP benefit. Prior base pay levels are determined by taking the participant’s base pay level upon hiring by MasterCard and reducing the amount by 10% for each prior year. The hypothetical prior benefit plan offset is not intended to represent a SERP participant’s actual prior employment benefit. Pay credits for the hypothetical prior benefit plan are as follows:

Years of Service	Pay Credit
1-2	3.25%
3-4	4.00
5-9	5.00
10-14	6.00
15-19	8.00
20-34	11.00

The Supplemental Executive Retirement Plan benefits for each Named Executive Officer are in the table below under the caption “Estimated Annual Retirement Benefits Payable to Certain Executive Officers.”

Annuity Bonus Plan

The Annuity Bonus Plan is a non-qualified, after-tax savings plan designed to provide employees with benefits and contributions to the extent amounts under the Company’s qualified plans are capped by IRS limitations. Each year, the Company pays participants a bonus distributed in the form of a payment to a tax-deferred annuity contract. Annual contributions and reimbursement for tax obligations in connection with the plan are reported and separately reflected in the table in “Executive Compensation” for each of the Named Executive Officers.

Estimated Annual Retirement Benefits Payable to Certain Executive Officers

The following table shows the estimated annual retirement benefits, including supplemental retirement benefits, if any, under the plans applicable to the individuals, which would be payable to each Named Executive Officer assuming retirement at age 60 at his February 1, 2006 base salary with payments made for life:

Name	Year of 60th Birthday	Estimated Annual Benefit(1)(2)
Robert W. Selander	2010	$395,000
Alan J. Heuer	2001	278,000	(3)
Christopher D. Thom	2008	282,000
Chris A. McWilton	2018	204,000
Noah J. Hanft	2013	209,000

(1)	Assumes MAP account balances increase with interest credits of 4.5% per year.
(2)	Information for the Named Executive Officers gives effect to the 2006 base salary increases.
(3)	Amount will be reduced by Social Security benefits.

MasterCard Shared Profit and Savings Plan

Most Company employees are eligible to participate in the savings (401(k)) component of the MasterCard Shared Profit and Savings Plan. Employees who participate in the plan may contribute from 2% to 6% of base pay on a tax-deferred basis or after-tax basis. Employees may also contribute supplemental tax-deferred and after-tax amounts from 1% to 5%. Internal Revenue Service limits apply to all tax-deferred contributions. Employees who earn $90,000 or less in base pay can contribute from 2% to 25% of their base pay to the plan, subject to the Internal Revenue Service limits, on a tax-deferred and/or after-tax basis.

The Company matches 100% of employee contributions up to 6% of base pay. Employees must contribute to the savings (401(k)) component of the plan to receive this matching contribution. Matching contributions are 100% vested after four years of service under a graded vesting schedule. Loans and certain types of withdrawals are permitted.

In addition, the Company may make a profit-sharing contribution in the range of 0-10% of base pay. The target contribution is 7%. The 2005 contribution has been determined to be 8.8%.

IPO Date RSU Award to Non-Executive Management Employees

At the time of the Initial Public Offering, we granted 100 unvested restricted stock units (RSUs) to each of our approximately 4,400 non-executive management employees under the MasterCard 2006 Long Term Incentive Plan described below. Each such RSU represents an unfunded, unsecured right, which is nontransferable except in the event of death, of the employee to receive a share of Class A Common Stock as described in the next sentence. In general, subject to the employee’s continued employment with us, the RSUs will vest, and the shares of Class A common stock underlying the RSUs will be delivered, on the third anniversary of the date of the Initial Public Offering, except that vesting will be accelerated if an employee is terminated in connection with a change in control with respect to the Company. During the vesting period of the RSUs, the employee is entitled to cash dividend equivalents in respect of the number of shares of Class A Common Stock underlying the RSUs. The employee will not have any rights as a stockholder until the shares of Class A common stock underlying the RSUs are issued and allotted.

MasterCard Long Term Incentive Plan

Introduction

On November 28, 2005, our existing stockholders approved the adoption of the MasterCard Incorporated 2006 Long Term Incentive Plan (the “Incentive Plan”).

The Incentive Plan is an omnibus plan that provides for a variety of types of Awards (as defined below) to maintain flexibility. The Incentive Plan permits the granting of (i) non-qualified stock options (“NQSOs”), (ii) incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code (the “Code”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock, (v) restricted stock units, (vi) performance units, and (vii) other stock-based awards. (The NQSOs, ISOs, SARs, restricted stock, restricted stock units, performance units, and other stock-based awards are referred to collectively as “Awards”). The Incentive Plan is designed to meet the requirements for deductibility under Section 162(m) of the Code for Awards that are intended to qualify as “qualified performance-based compensation” under that provision.

The total number of shares of Class A Common Stock and Class B Common Stock (“Common Stock”) available for Awards under the Incentive Plan is 5,300,000 shares of Class A Common Stock. Although the Incentive Plan permits the issuance of shares of Class B Common Stock, no shares of Class B Common Stock have been reserved for issuance under the Incentive Plan and awards of shares of Class B Common Stock are not currently anticipated.

Purpose. The purpose of the Incentive Plan is to promote the long-term financial success of the Company and increase stockholder value by allowing Participants to share in the growth and success of the Company through ownership in the Company and other long-term incentives.

Awards. The Incentive Plan authorizes grants of awards payable in cash or shares of Common Stock of the Company. The Awards need not be uniform, may be combined with other Awards, and may be granted at one time and on more than one occasion to the same Participant.

Limits on Incentive Plan Awards. The Board of Directors has reserved 5,300,000 shares of Class A Common Stock for issuance under the Incentive Plan. Of this number, no more than 500,000 shares may be issued pursuant to grants of ISOs during the term of the Incentive Plan.

The Compensation Committee shall have authority to include as available for distribution Common Stock subject to an Award that has been forfeited or has otherwise terminated without issuance of Common Stock,

Common Stock subject to an Award that has settled in cash, and Common Stock received or retained by the Company in connection with the exercise of an Option or SAR, including for satisfaction of any tax liability.

Administration. The Incentive Plan is administered by the Human Resources and Compensation Committee (the “Committee”) following the offering transactions, or such other committee or subcommittee designated by the Board of Directors to administer the Incentive Plan. The members of the Committee shall each be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, an “independent director” for purposes of the NYSE listing requirements, and an “outside director” for purposes of Section 162(m) (in the case of grants intended to qualify under Section 162(m)).

Eligible Participants. Any employee of the Company or an affiliate of the Company is eligible to be designated by the Committee as a “Participant” in the Incentive Plan. The Company generally expects that Awards under the Incentive Plan will be made to senior executives and key managers and contributors of the Company, a group of approximately 258 employees. However, a one-time grant of restricted stock (or RSUs) was made to all non-executive employees at the time of the Initial Public Offering. The Company anticipates that this would result in additional compensation expense to be recognized over the vesting period.

Types of Incentive Plan Awards

The Incentive Plan provides a variety of equity and equity-based Awards to preserve flexibility. The types of Awards that may be issued under the Incentive Plan are described below.

Stock Options. Stock options granted under the Incentive Plan may be either NQSOs or ISOs. The price of any stock option granted may not be less than the fair market value (or in the case of certain ISOs, 110 percent of the fair market value) of the Company’s shares of Common Stock on the date the stock option is granted. The stock option price is payable in cash or certified check, Common Stock of the Company, through a broker-assisted cashless exercise, by any other method approved by the Committee, or any combination of the foregoing. The Participant shall have the rights of a stockholder after giving written notice of exercise and paying the option price, once the shares are recorded as having been issued and transferred.

The Committee determines the terms of each stock option grant (including the vesting schedule) at the time of the grant. The aggregate fair market value (determined as of the date of the grant) of the shares of Common Stock subject to ISOs that are exercisable by any participant for the first time in any calendar year may not be larger than $100,000. All stock options will terminate no later than 10 years (or, in the case of certain ISOs, 5 years) after the date of the grant. Pursuant to the terms of the Incentive Plan, the Committee may accelerate the vesting of stock options. In general, unless the Committee otherwise specifies at grant, a stock option expires upon the earlier of (i) its stated expiration date or (ii) 120 days after termination of service (unless termination is due to death, disability, retirement, or cause). Options shall not include any feature allowing deferral of income beyond the date of exercise (other than through the receipt of restricted stock at exercise). Options shall not contain reload rights or be subject to repricing.

Stock Appreciation Rights. A SAR entitles the Participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Common Stock of the Company on the date of settlement over the base price of the SAR, multiplied by the number of SARs being settled. SARs may be granted alone or in addition to other Awards. The base price of a SAR may not be less than the fair market value of a share of Common Stock of the Company on the date of grant. The Committee will determine the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the Participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Pursuant to the terms of the Incentive Plan, the Committee may accelerate the vesting of SARs. SARs may be payable in cash or in common shares of the Company. A SAR will terminate no later than ten years after the date of the grant. In general, unless the Committee specifies a longer or shorter period when the Award is granted, a SAR expires upon the earlier of (i) its stated expiration date or (ii) 120 days after termination of service (unless termination is due to death, disability, retirement, or cause). SARs shall not include any feature allowing deferral of income beyond the date of exercise.

Restricted Stock. A restricted stock Award represents shares of Common Stock of the Company that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the Participant for specified time periods or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of restricted stock. Subject to the transfer restrictions and vesting requirements of the Award, the Participant will have the same rights as one of the Company’s stockholders, including all voting and dividend rights, during the restriction period, although the Committee may provide that restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met). Unless the Committee specifies otherwise, if a Participant terminates service other than by reason of death, disability, or retirement before the restricted stock vests, the restricted stock Award will be forfeited.

Restricted Stock Units. An Award of restricted stock units, or RSUs, provides the Participant the right to receive a payment based on the value of a common share of the Company. Restricted stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the Participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of restricted stock units. Restricted stock unit Awards are payable in cash or in shares of Common Stock of the Company. Participants receiving restricted stock units shall not have, with respect to such restricted stock units, any of the rights of a stockholder of the Company, although Participants may receive dividend equivalents. Unless the Committee specifies otherwise, if a Participant terminates service other than by reason of death, disability, or retirement before the restricted stock unit vests, the restricted stock unit Award will be forfeited.

Other Stock-Based Awards. The Committee is authorized to make other stock awards or awards based on or settled in Common Stock, which may be subject to other terms and conditions, which may vary from time to time and among Participants, as the Committee in its discretion may determine.

Performance Units. An Award of performance units provides the Participant the right to receive cash or shares of Common Stock of the Company if specified terms and conditions are met. Unless the Committee specifies otherwise when the Award is granted, if a Participant terminates service other than by reason of death, disability, or retirement, the performance unit will be forfeited.

Performance-Based Awards. Performance Units and other Awards granted under the Incentive Plan may be granted in a form that qualifies for the “qualified performance-based compensation” exception under Section 162(m). In the event such a performance-based Award is made, the Incentive Plan requires that the Awards be granted or vested contingent on the attainment of performance goals for a performance period, that performance goals must be established in writing before completion of 25 percent of the performance period (or such earlier period as required by Section 162(m)), that the goals provide an objective standard for computing the compensation payable on attainment of the goal, that the terms of the formula do not permit discretion to increase the amount payable on attainment of a goal, and that the Committee certify in writing prior to payout that the goals have been satisfied.

The Incentive Plan requires the performance goals to be based upon one or more of the following objective business criteria:

•	revenue;

•	earnings (including earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes);

•	operating income;

•	net income;

•	profit margins;

•	earnings per share;

•	return on assets;

•	return on equity;

•	return on invested capital;

•	economic value-added;

•	stock price;

•	gross dollar volume;

•	total stockholder return;

•	market share;

•	book value;

•	expense management;

•	cash flow; and

•	customer satisfaction.

These targets may relate to the Company, its affiliated employers, subsidiaries, or one or more of its divisions or units, or a combination of the foregoing and may be applied on an absolute or relative basis.

The maximum target award payable to any participant for any three-year performance period cannot exceed $10,000,000. In the case of performance above target, the maximum award payable for any three-year performance period cannot exceed $20,000,000. Maximums shall be adjusted for longer or shorter performance periods. The maximum number of shares of restricted stock awarded to a participant for a fiscal year cannot exceed 500,000 shares and the maximum shares for which Options, SARs, RSUs, and other stock-based compensation may be granted for a fiscal year shall not exceed 650,000.

Effect of Change in Control

Awards under the Incentive Plan generally are subject to special provisions upon the occurrence of a “change in control” (as defined in the Incentive Plan) transaction with respect to the Company. Under the Incentive Plan, if specified types of terminations of employment occur in connection with a change in control (i) any outstanding stock options and SARs under the Incentive Plan shall become fully exercisable, (ii) any remaining restrictions applicable to restricted stock and restricted stock units shall lapse and such restricted stock and restricted stock units shall become free of restrictions, fully vested and transferable, and (iii) any performance goals or other condition applicable to performance units shall be deemed to be satisfied in full at a target level of performance with the common shares or cash subject to such Award being fully distributable.

Limited Transferability

Unless otherwise determined by the Committee, all Awards or common shares subject to an Award under the Incentive Plan are nontransferable except (i) upon death, either by the Participant’s will or the laws of descent and distribution or through a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) pursuant to a transfer to a family member that is expressly permitted by the Committee. Awards shall be exercisable during the Participant’s lifetime only by the Participant, the Participant’s representative, or a permitted transferee.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or its shares of common stock, appropriate and equitable adjustments may be made by the Committee to the number of shares of Common Stock of the Company available for grant, as well as to other maximum limitations under the Incentive Plan (e.g., exercise prices and number of Awards), and the number of shares of Common Stock of the Company or other rights and prices under outstanding Awards.

Term, Amendment and Termination

The Incentive Plan will have a term expiring on December 31, 2015. The Board may amend, alter, or discontinue the Incentive Plan, but it may not do so in a manner that would impair the rights of a Participant in an outstanding Award without the Participant’s consent. Additionally, material amendments to the Incentive Plan shall require stockholder approval.

Incentive Plan Benefits

Except as set forth above under “—Long-Term Incentive Plan-Awards in Fiscal Year 2005” and “—IPO Date RSU Award to Non-Executive Management Employees,” future benefits under the Incentive Plan are not currently determinable. The Committee has discretionary authority to grant Awards pursuant to the Incentive Plan and there is no provision for automatic grants.

The Company currently has long-term incentive plans, the Executive Incentive Plan (“EIP”) and the Senior Executive Incentive Plan (the “SEIP”), that pay bonus awards in the form of cash. Awards currently outstanding under these plans vest over a five-year period, with 80% of the award payable as soon as practicable after the end of the three-year performance period and the final 20% payable two years later. The Company offered employees who had outstanding awards under the EIP the choice of converting certain of these awards to RSUs under the Incentive Plan. Additionally, certain other awards under the EIP and SEIP were mandatorily converted to RSUs under the Incentive Plan. Conversions took place in May of 2006.

Thus, the Company offered employees the choice of converting the following portions of the following grants into RSUs: (i) as to the grant for the 2002-2004 performance period, the 20% payable in 2007, (ii) as to the grant for the 2003-2005 performance period, the 20% payable in 2008, and (iii) as to the grant for the 2004-2006 performance period, the 20% payable in 2009. Employees were required to make a single choice as to the conversion of the combined grants for the three performance periods. Cash awards earned under the EIP for the 2002-2004 and 2003-2005 periods were converted into RSUs by converting the actual cash awards earned into a like amount of RSUs, based on $39.00, the value of a share of the Company’s Class A common stock at the time of conversion. Since the actual cash awards earned under the EIP for the 2004-2006 period was not known at the time of conversion, the value of the expected award was estimated based on the current performance level and that estimated amount was converted. Any additional amount later determined to have been earned will be paid in cash. The 80% portions of the 2002-2004, 2003-2005 and 2004-2006 EIP grants that are not eligible for conversion to RSUs have been or will be settled in cash. Additionally, 100% of the grants made for the 2005-2007 performance period were mandatorily converted into RSUs. Since the actual cash awards earned for the 2005-2007 period were not known at the time of conversion, the value of a target award for the period was converted. In each case, a 20 percent premium was applied in conversion. The RSUs resulting from the conversion retain the same vesting schedule as the original awards and are expected to be settled in shares of Class A Common Stock and to be paid dividend equivalents on a current basis.

The following table reflects, with respect to the Named Executive Officers, the executive officers as a group and the non-executive officer employee group, the dollar value of RSUs received on conversion of the EIP and SEIP awards.

Name and Position	Total Grant Dollar Value (1)	2002-04 Grant Dollar Value (1)	2003-05 Grant Dollar Value (1)	2004-06 Grant Dollar Value (1)(2)	2005-07 Grant Dollar Value (1)(3)
Robert W. Selander	$8,706,240	$1,149,120	$1,308,720	$1,328,400	$4,920,000
President & CEO

Alan J. Heuer	5,518,080	702,240	782,040	793,800	3,240,000
Chief Operating Officer

Christopher D. Thom	3,801,960	622,440	550,620	558,900	2,070,000
Chief Risk Officer

Chris A. McWilton	1,321,014	0	74,214	226,800	1,020,000
Chief Financial Officer

Noah J. Hanft	1,661,760	191,520	223,440	226,800	1,020,000
General Counsel

Executive Group	24,938,694	2,936,640	3,210,354	3,701,700	15,090,000
(7 persons)

Non-Executive Group	38,057,837	3,770,231	3,847,956	5,155,650	25,284,000
(261 persons)

Total Grant Dollar Value	62,996,531	6,706,871	7,058,310	8,857,350	40,374,000

(1)	Includes a 20% premium upon conversion of EIP/SEIP interests into RSUs.
(2)	Amounts are based on performance through 2005; additional amounts earned based on actual performance will be paid in cash.
(3)	Award was converted based on target performance.

In addition, our Compensation Committee approved in November 2005 the following 2006 long term incentive awards (to consist of RSUs and NQSOs):

Name and Position	2006 Grant Dollar Value
Robert W. Selander	$5,000,000
President & CEO

Alan J. Heuer	2,700,000
Chief Operating Officer

Christopher D. Thom	1,100,000
Chief Risk Officer

Chris A. McWilton	1,000,000
Chief Financial Officer

Noah J. Hanft	1,050,000
General Counsel

Executive Group	13,400,000
(7 persons)

Non-Executive Group	28,072,000
(251 persons)

Total Grant Dollar Value	41,472,000

In general, RSUs will vest four years after grant and the NQSOs will vest ratably over four years. Shares of Class A common stock will be delivered on vesting of RSUs and on exercise of NQSOs. NQSOs will have a ten year term. Vesting will be accelerated if an employee is terminated in connection with a change in control with respect to MasterCard. During the vesting period, the employee is entitled to dividend equivalents on RSUs, but has no rights as a stockholder until the Class A common stock is delivered.

Tax Treatment of Awards

The following discussion of the United States federal income tax implications of Awards under the Incentive Plan is based on the provisions of the Code (and any relevant rulings and regulations issued under the Code) as of the date of this Proxy Statement.

Non-Qualified Stock Options. A NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of the shares of Common Stock. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares of Common Stock is equal to the sum of the stock option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares of common stock will be a long-term or short-term gain (or loss), depending upon the holding period of the shares of Common Stock.

Incentive Stock Options. An ISO results in no taxable ordinary income to the optionee or deduction to the Company at the time the ISO is granted or exercised. However, the excess of the fair market value of the shares of Common Stock acquired over the stock option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the shares of Common Stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares of Common Stock is treated as a long-term capital gain. If the shares of Common Stock are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares of common stock received upon exercise of the stock option over the stock option price (or, if less, the excess of the amount realized upon disposition over the stock option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares of Common Stock acquired upon exercise of an ISO is equal to the stock option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights. Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in shares of Common Stock, the spread between the then current fair market value of the shares of Common Stock and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a SAR. However, upon the settlement of the SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards. The current United States federal income tax consequences of other Awards authorized under the Incentive Plan are generally in accordance with the following: (i) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse (unless the Participant elects taxation at grant, pursuant to Section 83(b)), (ii) the amount of cash paid (or the fair market value of the shares of Common Stock issued) to settle restricted stock units and performance units is generally subject to ordinary income tax. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the Participant recognizes ordinary income.

Section 162(m). As described above, Awards granted under the Incentive Plan may qualify as “qualified performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to the CEO and the other Named Executive Officers employed at the end of the fiscal year. To qualify for this exception, stock options and other Awards must be granted under the Incentive Plan by a Committee consisting solely of three or more “outside directors” within the meaning of Section 162(m) and satisfy the Incentive Plan’s limit on the amount that may be awarded to any one Participant during any calendar year. In addition, for Awards other than stock options to qualify as “qualified performance-based compensation,” the issuance or vesting of the Award, as the case may be, must be contingent upon satisfying one or more of the performance criteria listed in the Incentive Plan, and in the above description of “Performance-Based Awards,” as established and certified by a Committee consisting solely of three or more “outside directors.”

Section 409A. The Incentive Plan has been designed so that Awards thereunder either are not subject to the deferred compensation rules of Section 409A or, if subject to Section 409A, are compliant with Section 409A. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the Awards and an additional 20 percent tax and interest charge to the Participant. These potential penalties on the Participant could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the Incentive Plan’s purposes.

Deferral of Income. The Incentive Plan also allows the Committee to provide in an award agreement that Participants may elect to defer income associated with RSUs and Performance Units. However, such deferrals will only be permitted to be made in compliance with Section 409A. If such a deferral election is permitted and is made, the Participant will not be taxed on income associated with an Award until it is distributed and the Company will be entitled to any tax deduction at the same time.

Employment Agreements and Change-in-Control Agreements

Employment Agreements

The Company is party to an employment agreement with each of the Named Executive Officers.

Mr. Selander. Under the terms of Mr. Selander’s employment agreement, Mr. Selander’s employment will automatically terminate if he: (i) retires; (ii) dies; or (iii) becomes disabled. In addition, both he and the Company can terminate the agreement for any reason upon 90 days’ prior written notice. During the employment term, Mr. Selander is eligible to participate in the Company’s total rewards plans and arrangements on a level commensurate with his position. The agreement provides that if Mr. Selander’s employment is terminated either by the Company other than for cause or by him for certain specified reasons, in addition to any earned, but unpaid base salary and vested entitlements under any Company plans, he would be entitled to:

•	A pro rata portion of his target bonus;

•	Severance pay in the form of base salary continuation and his average annual incentive bonus, received over the prior three years, for a period of 36 months;

•	Continued participation in the Company’s health, life insurance and disability plans and Company payment of COBRA premiums;

•	Immediate vesting under the Supplemental Executive Retirement Plan (“SERP”) and an additional SERP benefit equal to the amount of benefits he would have accrued under any Company tax-qualified pension and savings plans until he is eligible to retire;

•	Continued vesting of any long-term incentive awards; and

•	Outplacement assistance.

For terminations by reason of death or disability, Mr. Selander would be entitled to his target annual bonus (pro rated in the case of disability).

Mr. Selander would be subject to non-competition and non-solicitation covenants for a minimum period of 12 months, up to the full length of the severance period.

On February 28, 2005, the Company entered into an addendum agreement with Mr. Selander, which modified his employment agreement. The addendum agreement provides for a retention payment of $10,000,000 to Mr. Selander provided that he remains employed by the Company in good standing until a date to be established by our board of directors no earlier than April 9, 2010, but no later than April 9, 2011 ( the “Retention Date”), meets certain performance standards and provides requested assistance in identifying his successor and transitioning his responsibilities to such person. Under certain circumstances Mr. Selander may be entitled to a pro rata portion of the retention payment if his employment is terminated prior to the Retention Date. Mr. Selander’s receipt of the retention payment is further conditioned upon his agreement to generally applicable 36 month non-compete and non-solicitation covenants, subject to shorter periods if he is terminated for cause or if he resigns as a result of a change in the strategic direction of the Company to which he objects, and his execution of a release of liability in favor of the Company.

Messrs. Heuer, Thom, McWilton and Hanft. Under the terms of Messrs. Heuer’s, Thom’s, McWilton’s and Hanft’s agreements, the applicable executive’s employment will automatically terminate if he: (i) dies; or (ii) becomes disabled. In addition, both the executive and the Company can terminate the agreement for any reason upon 90 days’ prior written notice. During the employment term, the executive is eligible to participate in the Company’s total rewards plans and arrangements on a level commensurate with his position. The agreement provides that if the executive’s employment is terminated prior to retirement at age 65, either by the Company other than for cause or by the applicable executive for certain specified reasons, in addition to any earned, but unpaid base salary and vested entitlements under any Company plans, the applicable executive would be entitled to:

•	A pro rata portion of his target bonus;

•	Severance pay in the form of base salary continuation and his average annual incentive bonus, received over the prior two years, for a period of 24 months, subject, in each of Mr. McWilton’s and Mr. Hanft’s case, to him being retained on the payroll until retirement and paid additional pay in lieu of severance over the period until he is eligible to retire (without any increase in the amount otherwise payable);

•	Continued participation in the Company’s health, life insurance and disability plans and Company payment of COBRA premiums;

•	Immediate SERP vesting;

•	Immediate vesting of any special awards grants and continued vesting of any other long-term incentive awards; and

•	Relocation assistance for Mr. Thom.

For terminations by reason of death, disability or retirement, and certain voluntary terminations, the executive (or his estate and/or beneficiary in the case of death) would be entitled to unpaid base salary, vested entitlements under any Company plans, a pro rata portion of his target bonus, and relocation assistance (for Mr. Thom only).

The executive would be subject to non-competition and non-solicitation covenants for a minimum period of 12 months, up to the full length of the severance period.

Change-in-Control Agreements

The Company has approved a Change-in-Control Agreement for certain of its executive officers, including all of the Named Executive Officers. Under the Change-in-Control Agreement, if an executive officer’s employment is terminated without “cause” or for “good reason” (as defined in the Change-in-Control Agreement) during the six-month period preceding or the two-year period following a “change in control” of the Company, the executive will be entitled to the following:

•	A severance payment equal to two times the average base salary and bonus (three times in the case of the President and Chief Executive Officer), payable over a 24-month period (36 months in the case of the President and Chief Executive Officer), subject, in each of Mr. McWilton’s and Mr. Hanft’s case, to him being retained on the payroll until retirement and paid additional pay in lieu of severance until the executive is eligible to retire (without any increase in the amount otherwise payable);

•	Continued coverage under the executive’s individual long-term disability plan for the applicable period referenced above;

•	Continued coverage in the medical, dental, hospitalization and vision care plans for up to 18 months;

•	Accelerated vesting of performance units including special grants awarded prior to the change-in-control under the Executive Incentive Plan, with payout at 125% of target;

•	Accelerated vesting of special grants awarded pursuant to the Executive Incentive Plan, nonqualified retirement and deferred compensation benefits;

•	Lump sum payment equal to the value of unvested qualified plan benefits;

•	Outplacement assistance; and

•	An excise tax gross-up for any taxes incurred as a result of Section 4999 of the Internal Revenue Code.

The executive would be subject to a covenant not to compete and not to solicit employees for up to 24 months (36 months in the case of the President and Chief Executive Officer).

Compensation of Directors

In the year ended December 31, 2005, directors who were not employees of the Company were paid an annual retainer of $45,000. The Chairman of the Board of Directors received an annual retainer of $50,000. Non-employee directors also received an annual retainer of $5,000 for serving as a chairperson of a standing committee; a $1,500 meeting fee for attendance at board meetings; a $1,000 meeting fee for attendance at committee meetings and a $500 meeting fee for telephonic meetings. In addition, customary expenses for attending board and committee meetings were reimbursed.

For 2006, directors who are not employees of the Company will be paid an annual retainer of $70,000. The Chairman of the Board of Directors will receive an annual retainer of $105,000. Non-employee directors also will receive an annual retainer for serving as a chairperson of a standing committee ($20,000 for Audit, $10,000 for Compensation and $10,000 for Nominating and Corporate Governance). In addition, an annual retainer for committee service will be paid to non-employee directors who serve as members (non-chairperson role) on any standing Committee ($10,000 for Audit, $5,000 for Compensation and $5,000 for Nominating and Corporate Governance). Pending stockholder approval of the 2006 Non-Employee Director Equity Compensation Plan, non-employee directors will also receive an annual stock grant of $100,000 in the form of deferred stock units and the Chairman of the Board of Directors will receive an annual grant of $150,000 in deferred stock units. In addition, customary expenses for attending board and committee meetings are reimbursed. Richard Haythornthwaite and Mark Schwartz will each receive special director compensation of $100,000 for their services to the Company in connection with the selection of the Board of Directors’ independent directors. Messrs. Haythornthwaite and Schwartz, together with Robert Selander, selected the Company’s other four initial independent directors.

Compensation Committee Interlocks and Insider Participation

None of the previous or current members of the Compensation Committee has ever served as an officer or employee of the Company.

Performance Graph

The following stock performance graph (the “Performance Graph”) compares the cumulative total stockholder return of the Common Stock, the S&P 500 Index and the S&P Financial Index for the period beginning on March 31, 2004 and ending on December 31, 2005. The Performance Graph assumes a $100 investment in the Common Stock and each of the indices and the reinvestment of dividends.

Cumulative Total Return

March 31, 2003 to December 31, 2005

	March 31, 2003	December 31, 2003	December 31, 2004	December 31, 2005
MasterCard	100	116.6	162.8	195.2
S&P Financial Index	100	135.6	146.8	152.2
S&P 500 Index	100	131.1	142.9	147.2

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Committee’s Responsibilities

The Compensation Committee is responsible for setting and administering the policies that govern executive compensation and benefits. The Compensation Committee is comprised of five members of the Global Board of Directors, each of whom is an outside director, as defined under Section 162(m) of the tax code.

The Compensation Committee regularly reviews the Company’s executive compensation policies and practices and will continue to do so in response to new rules and evolving best practices. The Compensation Committee has retained its own outside compensation consultant to provide advice and assistance. During 2005, the Compensation Committee met six times and held executive sessions, without management present, at each meeting.

More information about the Compensation Committee can be found above under “Committees of the Global Board of Directors—Compensation” and the Compensation Committee’s charter is available on the Company’s website at http://www.mastercardintl.com.

The purpose of this report is to summarize the philosophical principles, specific program elements and other factors considered by the Compensation Committee in making decisions about executive compensation.

Compensation Philosophy

The Compensation Committee’s compensation decisions are based on the following core principles.

•	Executive officer goals should be linked with customer and shareholder interests. The Company’s compensation and reward systems serve as a tool for reinforcing the link between rewards and the achievement of business results consistent with the organization’s expected values and behaviors.

•	Pay should be performance-based. The Company provides a total compensation program consisting of fixed and variable pay, with an emphasis on variable pay to reward short- and long-term performance versus established goals and objectives.

•	Compensation opportunities must be competitive to attract and retain talented employees. Each year, the Compensation Committee assesses the competitiveness of total compensation levels for executives as more fully described below.

Program Elements

The Company’s executive compensation program consists of base salary, annual incentive and long-term incentive compensation. The Compensation Committee’s philosophy generally is to target compensation levels to be between the median and 75th percentile of the blended peer groups for the executive officers as described below. For purposes of establishing a competitive market for the named executives, the Company considers companies representative of the types of organizations from which it recruits and loses executive talent, e.g., a custom group of companies comprised of major financial services companies, comparable financial services companies and premier brand value companies, as well as, where appropriate, a broader group of financial services and general industry companies. The blended peer group is generally consistent with that used to measure performance as illustrated in the Performance Graph.

Base Salary. Base salaries for executive officers are generally positioned between the median and 75th percentile of the competitive market. All salaried employees are eligible for annual merit increases based primarily on fulfillment of their job responsibilities and position relative to market. Base salaries are generally held constant for senior level incumbents for up to three years, subject to market movement and/or changing job responsibilities.

Annual Incentive. The Company provides its executives with an opportunity to earn cash incentive awards through the Senior Executive Annual Incentive Compensation Plan (“SEAICP”). The Company generally positions target annual incentive opportunities between the median and 75th percentile of the competitive market. Each Named Executive Officer’s target SEAICP opportunity is determined based on competitive market practices and internal equity considerations.

For the President and other Named Executive Officers, the funding is determined based 100% on the achievement of corporate goals. Actual awards are based on corporate, business unit/region and individual performance against goals, as well as any negative discretion that the Committee chooses to apply.

For fiscal year 2005, corporate performance was based on improving performance with key customers in key markets, improving customer-focused strategy, achieving EBITDA, operating expense and ROE corporate financial targets and enhancing organizational capabilities as well as working toward a new governance structure. Based on the Company’s fiscal year 2005 performance, the SEAICP was funded at maximum levels. Bonuses were paid out at less than the maximum amount, as the Committee exercised negative discretion.

Long-Term Incentive. Executives participate in the Senior Executive Incentive Plan (“SEIP”), a performance unit plan tied to three-year corporate performance. Generally, units are awarded annually and target opportunities are positioned between the median and 75th percentile of the competitive markets described above. The award vests over a five-year period (80 percent ratably over three years and 20 percent after five years), with 80 percent paid after certification of the performance results at the conclusion of the performance period. Payment of the final 20 percent of the award that vests after five years is generally made within 60 days of vesting.

For awards made in 2005 (covering the 2005-2007 performance period), the ultimate value of the units was to have been determined based upon the level of performance achieved against the following measures: improving performance with key customers in key markets; improving customer focused strategy; achieving EBITDA, operating expense and ROE corporate financial targets and enhancing organizational capabilities. See, “Executive Compensation—Long-Term Incentive Plan—Awards In Fiscal Year 2005” for a detailed description of the SEIP and the number of units awarded to the Named Executive Officers in 2005. With the change in the governance structure, the Compensation Committee determined that by converting these dollar–denominated units to restricted stock units, there would be greater alignment of interests between key executive management personnel and shareholders of the Company.

Based on the Company’s performance over the 2003-2005 performance period, performance units were valued between target and maximum levels. Performance was measured against a combination of qualitative and quantitative measures that included: improving profitable share with key members in key markets; improving customer focused strategy; achieving corporate financial targets (including attaining a predetermined level of EBITDA) and enhancing organizational capabilities.

CEO Compensation and Performance

Mr. Selander’s fiscal year 2005 compensation consisted of base salary, an annual incentive award and a long-term incentive award. The Compensation Committee determined the level for each of these elements using methods consistent with those used for other Named Executives.

For 2005, the Committee approved a $100,000 increase effective February 2005 to Mr. Selander’s base salary. He received an SEAICP award of $2,500,000 based on performance against corporate goals. He also received a grant of 41,000 units under the SEIP for the 2005-2007 performance period. This grant underwent mandatory conversion to restricted stock units at the time of the IPO. In addition, he received a long-term incentive grant for 2006 in the amount of $5,000,000 that was converted to a combination of restricted stock units and stock options at the time of the IPO.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code requires that public companies meet specific criteria in order to deduct, for federal income tax purposes, compensation over $1 million paid to the Named Executive Officers. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success. Consequently, in any year the Compensation Committee may authorize compensation in excess of $1,000,000 that is not performance-based under Section 162(m). The Compensation Committee recognizes that the loss of a tax deduction may be unavoidable in these circumstances.

Compensation Committee:
William F. Aldinger
Donald L. Boudreau
Baldomero Falcones Jaquotot
Robert W. Pearce
Lance L. Weaver
May 3, 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a series of agreements, effective as of January 1, 2005, between MasterCard International and JPMorgan Chase Bank, National Association (“JPMorgan Chase”), an affiliate of JPMorgan Chase & Co., JPMorgan Chase and the Company have agreed to certain pricing arrangements for JPMorgan Chase’s use of the Company’s core authorization, clearing and settlement services and certain supplemental user-pay services in the United States. These agreements provide for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. JPMorgan Chase is a principal member of MasterCard International and owns a portion of the United States franchisee of Mondex International, our wholly-owned subsidiary that operates a prepaid electronic purse program. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which JPMorgan Chase or its affiliates act as issuer or acquirer. In addition, JPMorgan Chase uses several of the Company’s fee-for-service products, including consulting services. A portion of the Company’s $2.25 billion dollar credit facility is syndicated to JPMorgan Chase, for which JPMorgan Chase receives a fee; JPMorgan Chase is the co-administrative agent of that facility and JPMorgan Securities Inc., another affiliate of JPMorgan Chase, is the co-arranger of that facility. Additional amounts are paid by the Company for these services. In addition, JPMorgan Chase and its affiliates receive amounts from the Company for cash management services. JPMorgan Chase acts as issuer of the Company’s corporate cards and provides a variety of banking services for the Company and for its employees pursuant to arrangements entered into with the Company. In addition to the agreements described above, the Company enters into other agreements to provide financial and other incentives to JPMorgan Chase and certain of its affiliates or business partners in connection with payment programs issued by JPMorgan Chase, including co-branded and affinity card programs, from time to time. For the full year 2005 and the three months ended March 31, 2006, net revenues from JPMorgan Chase and its affiliates were approximately $319 million, or 11% of total net revenues, and $82 million or 11% of total net revenues, respectively. For the full year 2005 and the three months ended March 31, 2006, the Company paid JPMorgan Chase approximately $4 million and $1 million, respectively, for the treasury and other services described above.

Pursuant to an agreement, dated as of January 1, 2004, among MasterCard International, Citibank, N.A. (“Citibank”), an affiliate of Citigroup Inc., and certain of its affiliates, Citibank and the Company have agreed to certain pricing arrangements with respect to transaction processing services for Citibank affiliates in North America. Citibank and the Company have also agreed to pricing arrangements for transaction processing services for Citibank’s affiliates outside of North America pursuant to an agreement between MasterCard International and Citibank dated January 3, 2005. Both of these agreements provide for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. Citibank and certain of its affiliates are principal members of MasterCard International and own a portion of the United States franchise of Mondex International, our wholly-owned subsidiary that operates a prepaid electronic purse program. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which Citibank or its affiliates act as issuer or acquirer. In addition, Citibank uses several of the Company’s fee-for-service products, including consulting services. A portion of the Company’s $2.25 billion dollar credit facility is syndicated to Citibank, N.A., for which Citibank and its affiliates receive a fee; Citibank is the co-administrative agent of that facility and Citigroup Global Markets Inc., another affiliate of Citibank, is the lead arranger of that facility. Additional amounts are paid by the Company for these services. In addition to the agreements described above, the Company enters into other agreements to provide financial and other incentives to Citibank, N.A. and certain of its affiliates or business partners in connection with payment programs issued by Citibank, including co-branded and affinity card programs, from time to time. For the full year 2005 and the three months ended March 31, 2006, net revenues earned from Citibank and its affiliates were approximately $244 million, or 8% of total net revenues, and $67 million or 9% of total net revenues, respectively. For the full year 2005 and the three months ended March 31, 2006, the Company paid Citibank approximately $1 million and approximately $100,000, respectively, for the treasury and other services described above. We paid fees of approximately $2 million to the arranger and lenders at the time we entered into the credit facility. Other representatives of Citibank, N.A. or its affiliates may sit on the Company’s regional boards or business committees.

Pursuant to an agreement, effective as of July 1, 2003, between MasterCard International on the one hand and HSBC Bank USA N.A. and HSBC Bank Nevada, N.A., as successor to Household Bank (SB), N.A., on the other hand (collectively, the “HSBC Banks” and both affiliates of HSBC Holdings plc), the HSBC Banks and the Company have agreed to certain pricing arrangements for the HSBC Banks’ use of the Company’s core authorization, clearing and settlement services in the United States. This agreement provides for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. The HSBC Banks and certain of their affiliates are principal members of MasterCard International and own a portion of the United States franchisee of Mondex International. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which the HSBC Banks act as issuer or acquirer. In addition, the HSBC Banks use several of the Company’s fee-for-service products, including consulting services. A portion of the Company’s $2.25 billion dollar credit facility is syndicated to HSBC Bank USA, N.A., for which HSBC Bank USA, N.A. receives a fee. MasterCard Europe is also party to a 100 million euro uncommitted credit agreement with an affiliate of HSBC. In addition, the HSBC Banks and their affiliates receive amounts from the Company for cash management and investment management services. HSBC Bank USA, N.A. acts as issuer of the Company’s corporate cards and provides a variety of banking services including, but not limited to, foreign exchange for the Company and for its employees pursuant to arrangements entered into with the Company. In addition to the agreements described above, the Company enters into other agreements to provide financial and other incentives to the HSBC Banks and certain of their affiliates or business partners in connection with payment programs issued by the HSBC Banks or their affiliates, including co-branded and affinity card programs, from time to time. For the full year 2005 and the three months ended March 31, 2006, revenues earned from the HSBC Banks and their affiliates were approximately $130 million representing 4% of total net revenues and $42 million representing 6% of total net revenues, respectively. For the full year 2005 and the three months ended March 31, 2006, the Company paid the HSBC Banks and their affiliates approximately $1 million and approximately $200,000, respectively for the treasury and other services described above.

Bank of America, National Association (“Bank of America”), an affiliate of Bank of America Corporation, is a principal member of MasterCard International. In January 2006, Bank of America acquired MBNA Corporation (“MBNA”), one of our key customers. MasterCard International provides authorization, clearing and settlement services in connection with transactions for which Bank of America and its affiliates, including MBNA, act as issuers or acquirers. The Company enters into agreements from time to time to provide financial and other incentives to Bank of America, certain of its affiliates or business partners and MBNA in connection with their payment programs. MBNA also has an agreement which provides for pricing discounts on our fees and other incentives in exchange for transaction volumes on cards carrying our brands. The combined net revenues from Bank of America and MBNA for the full year 2005 and the three months ended March 31, 2006 were $200 million, or 7% of total net revenues, and $39 million, or 5% of total net revenues, respectively. For the full year 2005, the Company made minimal payments to Bank of America for certain investment services and made no payments in the three months ended March 31, 2006.

PROPOSAL 4

APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

General

On June 7, 2006, the Board of Directors unanimously adopted the MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan (the “Director Plan”). The Director Plan is designed to promote the long-term financial success of the Company and to increase stockholder value by enabling the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of non-employee directors with the interests of the Company’s stockholders. The Director Plan and any awards granted thereunder are subject to the approval of the Company’s stockholders at the Annual Meeting.

The Director Plan provides for awards of Deferred Stock Units to each director of the Company who is not a current employee of the Company or any of its subsidiaries. The total number of shares of Class A Common Stock (“Common Stock”) available for awards under the Director Plan is 100,000 shares.

Summary of the Director Plan

The following is a summary of the Director Plan. The summary is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached as Annex A.

Purpose. The Purpose of the Director Plan is to promote the long-term financial success of the Company and increase shareholder value by enabling the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of non-employee directors with the interests of the Company’s shareholders.

Eligible Participants. Each director of the Company who is not a current employee of the Company or any of its subsidiaries is eligible to receive an award of Deferred Stock Units under the Director Plan.

Administration. The Director Plan is intended to be self-executing and operated as a formula plan. The Director Plan will be administered by the Company’s Head of Human Resources (the “Administrator”). The Administrator has the authority to interpret and administer the Director Plan.

Awards. The Director Plan authorizes an annual grant of awards payable in shares of Common Stock of the Company at specified dates in the future. On the date of the Company’s Annual Meeting of Stockholders in each year for so long as the Director Plan remains in effect, each non-employee director who is elected at such Annual Meeting or whose term of office will continue after the date of the Annual Meeting, automatically will be awarded a number of Deferred Stock Units determined by dividing $100,000 ($150,000 in the case of the Chairman of the Board) by the average of the high and low prices for the Company’s Common Stock on the exchange on which the shares are principally traded on the date of the Annual Meeting. However, each non-employee director who is elected at or whose term of office will continue after the 2006 Annual Meeting of Shareholders will be awarded 2,565 Deferred Stock Units and the Chairman of the Board will be awarded 3,850 Deferred Stock Units. Any fractional amounts will be rounded to the nearest whole Deferred Stock Unit. Any non-employee director who joins the Board of Directors at a time other than an Annual Meeting of Shareholders will be awarded a pro-rated number of Deferred Stock Units corresponding to the time period of service beginning when the director joins the Board until the next Annual Meeting.

Settlement of Awards. Unless otherwise determined by the Administrator in an award agreement, an award of Deferred Stock Units will be settled in shares of Common Stock, at the election of the director, upon (i) the fourth anniversary of the date of grant of the award or (ii) the date that is 60 days following the director’s termination of services as a director. The election by the director as to when the Deferred Stock Units will be settled must be made no later than December 31 of the year before the date of the Annual Meeting of Stockholders on which the award is made. Elections are generally irrevocable once made. If no election is timely made, the default payment date will be the fourth anniversary of the grant date of an award.

Dividend Equivalents. The Administrator has the authority to specify in the Deferred Stock Units award that the director will be entitled to receive current or deferred payments corresponding to the dividends payable on the Common Stock underlying the award.

Limits on Awards. The Board of Directors has reserved 100,000 shares of Common Stock for issuance under the Director Plan. Common Stock subject to an award that has been forfeited or otherwise terminated without issuance of Common Stock, and Common Stock subject to an award that has been settled in cash will become available for awards under the Director Plan.

Voting Power. The director does not have any voting rights with respect to the Deferred Stock Units until the units are settled in shares of Common Stock.

Nontransferability. Awards or Common Stock subject to an award under the Director Plan cannot be transferred except (i) upon death, either by the director’s will or the laws of descent and distribution or through a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) pursuant to a transfer to a family member that is expressly permitted by the Administrator.

Adjustments for Corporate Changes. In the event of a recapitalization, reorganization or other change in the capital structure of the Company, appropriate adjustments may be made by the Administrator to the number of shares of Common Stock of the Company available for grant under the Director Plan, the number of shares of Common Stock covered by outstanding awards, or other terms as the Administrator deems necessary or appropriate.

Term, Amendment and Termination. The Director Plan expires on December 31, 2015. The Board of Directors may amend or discontinue the Director Plan, and may change the form of award to any form permitted under the Company’s 2006 Long-Term Incentive Plan. The Board may not make any amendment or discontinuation that would impair an outstanding award under the Director Plan. In addition, the Board may not amend the Director Plan to materially increase the benefits to directors under the plan without stockholder approval.

New Plan Benefits. The following table sets forth the number of shares of Common Stock subject to awards to be granted to the eight non-employee directors if the Director Plan is approved at the 2006 Annual Meeting.

Name and Position	Dollar Value ($) (1)	Number of Securities Underlying Deferred Stock Unit Awards
Non-Employee Director Group	$1,022,655	21,805

(1)	Based upon the closing price of the Company’s Class A Common Stock as reported on the New York Stock Exchange on June 12, 2006.

As noted above, grants of awards in these amounts will be made annually for so long as these individuals continue as non-employee directors. Because the number of non-employee directors who may serve on the Company’s Board of Directors in any future year could change, the aggregate amount of any future awards to be made under the Director Plan is not presently determinable.

Certain Federal Income Tax Consequences. The following is a brief summary of the principal United States federal income tax consequences of awards of Deferred Stock Units under the Director Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Generally, a director will not be taxed at the time the Deferred Stock Units are granted, but will be subject to federal income tax when Common Stock is transferred on settlement of the Deferred Stock Units. In the year a director recognizes income with respect to the Deferred Stock Units, the Company will generally be entitled to claim a federal income tax deduction equal to the amount of ordinary income realized by the director.

Section 409A. The Director Plan has been designed so that awards thereunder are compliant with Section 409A of the Internal Revenue Code of 1986, as amended. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the awards and an additional 20 percent tax and interest charge to the director. These potential penalties to the director could reduce the value of the grants subject to Section 409A and adversely affect the Company’s ability to achieve the Director Plan’s purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE 2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, as the Company’s independent registered public accounting firm to audit the financial statements of MasterCard Incorporated and its subsidiaries for the year ending December 31, 2006. PwC was our independent auditor for the year ended December 31, 2005. The firm is a registered public accounting firm.

A resolution will be presented at the Annual Meeting to ratify PwC’s appointment. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDITORS SERVICES AND FEES

The Audit Committee and the Company have adopted policies and procedures pertaining to the provision by the Company’s independent auditor of any audit or non-audit services. The policies and procedures specifically require Audit Committee pre-approval of all audit and non-audit services. In addition, proposed services of the independent auditor materially exceeding any pre-approved project scope, terms and conditions, or cost levels require specific pre-approval by the Audit Committee. The Audit Committee has also delegated power to the Chairman of the Audit Committee to pre-approve in certain circumstances any engagements or changes in engagements by the independent auditor for audit or non-audit services. The Company paid no fees to its independent auditor in fiscal year 2005 in connection with engagements that were not pre-approved by the Audit Committee or the Audit Committee Chairman. To help ensure the independence of the Company’s independent auditor, the Company has also adopted policies and procedures relating to, among other things, the engagement of the independent auditor and the hiring of employees of the independent auditor.

Set forth below are the audit and non-audit fees billed by PwC for fiscal year 2005 and fiscal year 2004.

Audit Fees. The aggregate fees billed to the Company by PwC for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements were $4,337,738 for fiscal year 2005 and $3,940,623 for fiscal year 2004. Audit fees also include Sarbanes-Oxley Section 404 audit procedures and audit services related to the Company’s proposed initial public offering and associated out-of-pocket expenses.

Audit-Related Fees. The aggregate fees billed to the Company by PwC for assurance and related audit services (but not included in the audit fees set forth above) were $996,730 for fiscal year 2005 and $415,696 for fiscal year 2004. The assurance and related audit services included information technology attestations (e.g. SAS 70), employee benefit plan audits, agreed upon procedures for the attestations, and associated out-of-pocket expenses.

Tax Fees. The aggregate fees billed to the Company by PwC for tax compliance, tax advice and tax planning services were $987,068 for fiscal year 2005 and $1,165,668 for fiscal year 2004. These tax services consisted of tax preparation and examination support, tax accounting advice, tax planning and other tax related services.

All Other Fees. All other fees billed by PwC were $4,300 for fiscal year 2005 and $4,300 for fiscal year 2004. These other fees represent access to PwC’s accounting research and reference tool.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Global Board of Directors is composed of five directors and operates under a written charter adopted by the Global Board of Directors. The Audit Committee assists the Global Board in, among other things, the oversight of: (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor.

Management is responsible for the Company’s internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee further discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

The Company’s independent auditor also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the representations of management and the report and letter of the independent auditor provided to the Audit Committee, the Audit Committee recommended to the Global Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:
Norman C. McLuskie, Chairman
Donald L. Boudreau
Baldomero Falcones Jaquotot
Bernd M. Fieseler
Robert W. Pearce
April 26, 2006

OTHER MATTERS

Management does not know of any business to be transacted at the Annual Meeting other than as indicated herein. Should any such matter properly come before the Annual Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to promptly sign, date and return the enclosed proxy card in the accompanying postage-paid envelope or authorize the individuals named on your proxy card to vote your interests by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.

Deadline for submitting proposals for next year’s Annual Meeting. Stockholders may submit proposals on matters appropriate for stockholder action at future Annual Meetings of the Company in accordance with SEC regulations and the provisions of our by-laws.

Under SEC regulations, proposals that stockholders seek to have included in the proxy statement for the 2007 Annual Meeting of Stockholders must be received by the Company no later than February 16, 2007. Proposals should be directed to the attention of the Secretary at the address set forth above under “Introduction —Solicitation of Proxies.”

The Company’s by-laws govern the submission of proposals and nominations that a stockholder wishes to have considered at the 2007 Annual Meeting of Stockholders, but which are not included in the Company’s proxy statement for that meeting. Such proposals and nominations may be made by any stockholder entitled to vote thereon who has delivered a notice to the Secretary no later than April 19, 2007 and no earlier than March 20, 2007. The notice must contain the information required by our by-laws as set forth in “Board of Directors and Corporate Governance—Nomination of Directors” above.

The advance notice provisions set out in the immediately preceding paragraph are in addition to, and separate from, the requirements a stockholder must meet in order to have a proposal included in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders as outlined earlier in this section.

A proxy granted by a Voting Stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above by-law notice provisions, subject to applicable rules of the SEC.

Copies of our by-laws are available through the Company’s website at http://www.mastercardintl.com, or may be obtained from the Secretary.

By Order of the Board of Directors

Noah J. Hanft

Secretary

Purchase, New York

June 16, 2006

APPENDIX A

MASTERCARD INCORPORATED

2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment. The MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan (“Plan”) is hereby established by MasterCard Incorporated (the “Company”), effective on adoption by the Company’s Board of Directors, subject to approval by the shareholders of the Company.

1.2 Purposes. The purpose of the Plan is to enable the Company to attract and retain outstanding individuals to serve as non-employee directors of the Company and to further align the interests of non-employee directors with the interests of the Company’s shareholders.

ARTICLE II

DEFINITIONS

“Administrator” means the Company’s Head of Human Resources or functional successor.

“Award” means an award of Deferred Stock Units pursuant to Article VI.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.

“Common Stock” means shares of the Company’s Class A or Class B Common Stock, $0.0001 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Stock of any successor to the Company which is designated for the purpose of the Plan.

“Company” means MasterCard Incorporated.

“Director” means a member of the Board of Directors of the Company.

“Plan” means the MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan.

ARTICLE III

ADMINISTRATION

The Plan is intended to be self-executing and operated as a formula plan. To the extent necessary for the operation of the Plan, it shall be construed, interpreted, and administered by the Administrator. The Administrator’s constructions and interpretations and actions thereunder shall be binding and conclusive on all persons for all purposes. The Administrator shall not be liable to any person for any action taken or any omission in connection with the interpretation and administration of this Plan except for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The Administrator may delegate his or her responsibilities and duties under the Plan.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. The total number of newly issued shares of Common Stock reserved and available for distribution pursuant to Awards of Deferred Stock Units under the Plan shall be 100,000 shares of Class A Common Stock, subject to adjustment as provided in Section 4.2. Such shares may consist, in whole or part, of authorized and unissued shares or shares acquired from a third party. Shares subject to an Award that is forfeited, terminates, expires, or lapses without the issuance of shares, including by cash settlement, shall be available for distribution pursuant to further Awards.

4.2 Adjustment. In the event of any Company share dividend, share split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering or event involving the Company and having an effect similar to any of the foregoing, then the Administrator may make appropriate adjustments or substitutions as described below in this Section 4.2. The adjustments or substitutions may relate to the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, and any other characteristics or terms of the Awards as the Administrator may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants. Notwithstanding the foregoing, any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share.

ARTICLE V

ELIGIBILITY

Each Director who is not a current employee of the Company or any of its subsidiaries shall be eligible to receive an Award of Deferred Stock Units in accordance with Article VI.

ARTICLE VI

DEFERRED STOCK UNITS

6.1 Automatic Award. On the date of the Company’s Annual Meeting of Shareholders in each year for so long as the Plan remains in effect, each non-employee Director who is elected as a director at such meeting or whose term of office shall continue after the date of such meeting, automatically shall be awarded a number of Deferred Stock Units determined by dividing $100,000 ($150,000 in the case of the Chairman of the Board or lead Director) by the average of the high and low prices for the Company’s Class A Common Stock on the exchange on which the shares are principally traded for the date of the Annual Meeting of Shareholders (or the immediately preceding date on which shares are traded, if shares are not traded on the date of the Annual Meeting) and rounding the results to the nearest whole Deferred Stock Unit. Notwithstanding the foregoing, each non-employee Director who is elected at, or whose term of office shall continue after, the first Annual Meeting of Shareholders following the Company’s initial public offering of shares of Common Stock, shall be awarded 2,565 Deferred Stock Units (3,850 Deferred Stock Units in the case of the Chairman of the Board or lead Director). If sufficient shares do not remain available under Section 4.1 for each eligible Director to receive the full number of Deferred Stock Units, the Deferred Stock Units awarded to each eligible Director shall be proportionately reduced. Any non-employee Director who joins the Board at a time other than the Annual Meeting of shareholders shall be awarded a pro-rated number of Deferred Stock Units to correspond to the portion of the period from Annual Meeting to Annual Meeting that the non-employee Director serves on the Board.

6.2 Terms and Settlement of Awards. Unless otherwise determined by the Administrator in the Award document, an Award of Deferred Stock Units shall be settled in Common Stock upon (i) the fourth anniversary of the date of grant of the Award of the Deferred Stock Units or (ii) the date that is 60 days following the Director’s termination of services as a Director, as elected by the Director at the time and in the form prescribed by the Company. In the event a Director becomes a specified employee for purposes of Code section 409A(a)(2)(B)(i), in the event of a payment on termination, the payment shall be made six months following termination.

In order to be effective, any election as to the time of payment must be made no later than December 31 of the year prior to the Annual Meeting of shareholders on which the Award is made. Once the December 31 deadline for electing has passed, an election as to time of payment is irrevocable. In the event a timely election is not made, the default payment date shall be the fourth anniversary of the date of grant of the Award of Deferred Stock Units.

6.3 Dividend Equivalents. The Administrator shall have the authority to specify in the Deferred Stock Units Award that the Directors shall be entitled to receive current or deferred payments corresponding to the dividends payable on the Common Stock underlying the Award.

6.4 Beneficiary. Each Participant may designate a Beneficiary to receive any Award held by the Participant at the time of the Participant’s death or to be assigned any Award outstanding at the time of the Participant’s death. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution.

ARTICLE VII

MISCELLANEOUS

7.1 Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided that the existence of such trusts or other arrangements shall not cause the Plan to be funded.

7.2 Income Reporting and Tax Withholding. Awards hereunder shall be subject to all applicable information reporting and tax withholding required by law.

7.3 Nontransferability. No Award or Common Shares subject to an Award shall be assignable or transferable other than (i) by will, by the laws of descent and distribution, or pursuant to a beneficiary designation, (ii) pursuant to a qualified domestic relations order, or (iii) as expressly permitted by the Administrator, pursuant to a transfer to the Participant’s family member.

7.4 Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of New York (without regard to its choice of law provisions).

7.5 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

7.6 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

7.7 Section 409A Savings Clause. It is the intention of the Company that Awards under this Plan that are “deferred compensation” subject to Section 409A of the Code shall comply with Section 409A of the Code, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.

7.8 Term. No Award shall be granted under the Plan after December 31, 2015.

7.9 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

7.10 Headings. The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.

ARTICLE VIII

AMENDMENT OF THE PLAN

The Board of Directors may amend, alter, or discontinue the Plan, including by changing the form of Awards to any form permitted under the Company’s 2006 Long Term Incentive Plan, but no amendment, alteration, or discontinuation shall be made which would impair an outstanding Award under the Plan. Without approval of the shareholders of the Company, no amendment may materially increase the benefits accruing to Directors under the Plan. Nothing in this Article VIII shall permit the Board to distribute Awards on discontinuance of the Plan if such a distribution would result in taxation under Code section 409A.

ARTICLE IX

SHAREHOLDER APPROVAL

The Plan is conditional upon shareholder approval of the Plan and the Plan shall be null and void if the Plan is not so approved by the Company’s shareholders.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

MASTERCARD INCORPORATED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders on July 18, 2006

PROXY

The undersigned hereby constitute(s) and appoint(s) Robert W. Selander, Chris A. McWilton and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote all shares of Class A Common Stock of MasterCard Incorporated the undersigned is entitled to vote at the Annual Meeting of Stockholders of MasterCard Incorporated to be held on July 18, 2006, and at any adjournment thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” each of the proposals listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

SEE REVERSE SIDE

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is provided, this proxy will be voted “FOR” the Proposal.

MasterCard Incorporated’s Board of Directors recommends a vote “FOR” each of the proposals listed below.

1. Election of Directors:	FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES	2. Approve the 2006 Non-Employee Director Equity Compensation Plan	FOR	AGAINST	ABSTAIN

    Nominees:

    (01) Manoel Luiz Ferrão de Amorim

    (02) Edward Su-ning Tian

    (03) Bernard S.Y. Fung

    (04) Marc Olivié

    (05) Mark Schwartz

    (06) David R. Carlucci

    (07) Richard Haythornthwaite

    (08) Robert W. Selander

	☐	☐		☐	☐	☐
	☐			FOR	AGAINST	ABSTAIN
		FOR ALL NOMINEES EXCEPT AS NOTED	3. Ratification of Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2006	☐	☐	☐

Authorized Signature

Date

Type or Print Name of Person Signing

Type or Print Title of Person Signing

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

MASTERCARD INCORPORATED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders on July 18, 2006

PROXY

The undersigned hereby constitute(s) and appoint(s) Robert W. Selander, Chris A. McWilton and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote the number of votes to which its Class M Common Stock of MasterCard Incorporated is entitled to vote at the Annual Meeting of Stockholders of MasterCard Incorporated to be held on July 18, 2006, and at any adjournment thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” the nominee listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEE.

SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF MASTERCARD INCORPORATED July 18, 2006 at 10:00 a.m. At Our Headquarters 2000 Purchase Street Purchase, New York 10577

INSTRUCTIONS FOR SUBMITTING YOUR PROXY

THERE ARE THREE WAYS TO SUBMIT YOUR PROXY

TELEPHONE PROXY	INTERNET PROXY	SUBMITTING A PROXY BY MAIL

This method of submitting a proxy is available for stockholders located in the U.S. and Canada.

Your telephone proxy authorizes the named proxies on the proxy card to vote in the same manner as if you had returned your proxy card. On a touch tone telephone, call TOLL FREE 1-877-816-0835. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on July 17, 2006.

Pursuant to Section 212(c) of the Delaware General Corporation Law, stockholders may validly grant proxies over the Internet. Your Internet proxy authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card.

Visit the Internet voting Website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on July 17, 2006.

Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE.

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is provided, this proxy will be voted “FOR” the nominee.

MasterCard Incorporated’s Board of Directors recommends a vote “FOR” the nominee listed below.

1. Election of Class M Director:	FOR NOMINEE	WITHHOLD FROM NOMINEE
Nominee: Norman C. McLuskie	☐	☐

Set forth below are the number of votes entitled to be cast at the Annual
Meeting for the election of the Class M Director.

Principal ICA Number(s)

Authorized Signature

Date

Votes entitled to be cast	Type or Print Name of Person Signing

Stockholder Name	Type or Print Title of Person Signing

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

MASTERCARD INCORPORATED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS for the Annual Meeting of Stockholders on July 18, 2006

PROXY

The undersigned hereby constitute(s) and appoint(s) Robert W. Selander, Chris A. McWilton and Noah J. Hanft, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution of each, and with all the powers the undersigned would possess if personally present, to appear and vote the number of votes to which its Class M Common Stock of MasterCard Incorporated is entitled to vote at the Annual Meeting of Stockholders of MasterCard Incorporated to be held on July 18, 2006, and at any adjournment thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting and in their discretion upon such other business as may properly come before the meeting or any adjournment. The undersigned hereby revokes any proxies heretofore given and ratifies and confirms all that each of said attorneys and proxies, or any substitute or substitutes, shall lawfully do or cause to be done by reason thereof, upon the matters referred to in the Notice of Annual Meeting and Proxy Statement for said meeting.

This proxy when properly executed will be voted in the manner directed, or if no choice is specified, “FOR” the nominees listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES.

SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF MASTERCARD INCORPORATED July 18, 2006 at 10:00 a.m. At Our Headquarters 2000 Purchase Street Purchase, New York 10577

INSTRUCTIONS FOR SUBMITTING YOUR PROXY

THERE ARE THREE WAYS TO SUBMIT YOUR PROXY

TELEPHONE PROXY	INTERNET PROXY	SUBMITTING A PROXY BY MAIL

This method of submitting a proxy is available for stockholders located in the U.S. and Canada.

Your telephone proxy authorizes the named proxies on the proxy card to vote in the same manner as if you had returned your proxy card. On a touch tone telephone, call TOLL FREE 1-800-433-2279. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the prerecorded instructions. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on July 17, 2006.

Pursuant to Section 212(c) of the Delaware General Corporation Law, stockholders may validly grant proxies over the Internet. Your Internet proxy authorizes the named proxies on the proxy card to vote your shares in the same manner as if you had returned your proxy card.

Visit the Internet voting Website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available 24 hours a day, 7 days a week until 5:00 p.m. Eastern time on July 17, 2006.

Simply mark, sign and date your proxy card and return it in the reply envelope enclosed.

COMPANY NUMBER	CONTROL NUMBER

If you are voting by telephone or the Internet, please do not mail your proxy card

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE.

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is provided, this proxy will be voted “FOR” the nominees.

MasterCard Incorporated’s Board of Directors recommends a vote “FOR” the nominees listed below.

1.	Election of European Board Directors:			FOR ALL	WITHHOLD FROM ALL
	Nominees:			NOMINEES	NOMINEES
	(01) Silvio Barzi	(07) Andrei I. Kazmin	(13) Mehmet Sezgin	☐	☐
	(02) Brendan Alistair Cook	(08) Michel Lucas	(14) Marco Siracusano
	(03) Sandor Csanyi	(09) Agustin Marquez Dorsch	(15) Ramon Tellaeche	☐
	(04) Bernd M. Fieseler	(10) Javier Perez	(16) Synnove Trygg		FOR ALL NOMINEES EXCEPT AS NOTED
	(05) Barend Fruithof	(11) Hubert Piel	(17) Hans van der Noordaa
	(06) Patrick Gallet	(12) Robert W. Selander

Set forth below are the number of votes entitled to be cast at the Annual Meeting for the election of European Board Directors.

Principal ICA Number(s)

Authorized Signature

Date

Votes entitled to be cast	Type or Print Name of Person Signing

Stockholder Name	Type or Print Title of Person Signing